As filed with the Securities and Exchange Commission on June 10, 2020
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

iStar Inc.
(Exact name of Registrants as specified in its charter)
Maryland	95-6881527
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1114 Avenue of the Americas, 39th Floor
New York, New York 10036
(212) 930-9400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jay Sugarman
Chief Executive Officer
iStar Inc.
1114 Avenue of Americas, 39th Floor
New York, New York 10036
(212) 930-9400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Kathleen L. Werner, Esq.
Clifford Chance US LLP
31 West 52nd Street
New York, New York 10019
(212) 878-8000
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	(2) (3)	(2)(3)	(2)(3)	(2)(3)
Preferred Stock(4)
Depositary Shares(5)
Debt Securities(4)
Warrants(4)

(1)
The securities of each class may be offered and sold by the Registrant and/or may be offered and sold, from time to time, by one or more selling security holders to be identified in the future. The selling security holders may purchase the securities directly from the Registrant, or from one or more underwriters, dealers or agents.

(2)
This registration statement covers an indeterminate amount of the securities of each identified class of securities.

(3)
Omitted pursuant to Form S-3 General Instruction II.E. An unspecified aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be offered hereunder at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are represented by depositary shares. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the Registrant is deferring payment of all of the registration fee subject to the conditions set forth in such rules.

(4)
Includes shares of common stock, which may be issued upon conversion of the preferred stock or debt securities, or exercise of the warrants, which are being registered.

(5)
Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional preferred share and will be evidenced by a depositary receipt.

PROSPECTUS
iStar Inc.
Common Stock
Preferred Stock
Depositary Shares
Debt Securities
and
Warrants

We may from time to time offer our common stock, preferred stock (which we may issue in one or more series), depositary shares representing shares of preferred stock, debt securities (which we may issue in one or more series) or warrants entitling the holders to purchase common stock, preferred stock, depositary shares or debt securities. We will determine when we sell securities, the amounts of securities we will sell and the prices and other terms on which we will sell them. We may sell securities to or through underwriters, through agents or directly to purchasers. In addition, selling security holders to be named in a prospectus supplement may offer and sell our securities from time to time in such amounts and with such discounts and commissions as set forth in a prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, we will not receive any proceeds from the sale of securities by any selling security holders.
We will describe in a prospectus supplement, which we will deliver with this prospectus, the terms of particular securities which we and/or any selling security holders to be named in a prospectus supplement may offer in the future. We may describe the terms of those securities in a term sheet which will precede the prospectus supplement. A prospectus supplement may modify or supersede information contained in this prospectus. You should read this prospectus together with the documents incorporated by reference and any applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement. References herein to “prospectus supplement” are deemed to refer to any pricing supplement or free writing prospectus describing the specific pricing or other terms of the applicable offering that we prepare and distribute.
In each prospectus supplement we will include the following information:
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The names of the underwriters or agents, if any, through which we will sell the securities.

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The names of any selling security holders;

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The proposed amount of securities, if any, which the underwriters will purchase.

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The compensation, if any, of those underwriters or agents.

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The initial public offering price of the securities.

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Information about securities exchanges, electronic communications networks or automated quotation systems on which the securities will be listed or traded.

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Any other material information about the offering and sale of the securities.

This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
An investment in these securities entails certain material risks and uncertainties that should be considered. See “Risk Factors” beginning on page 4 of this prospectus, in Part I, Item 1a of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and any subsequent report incorporated in this prospectus by reference, as well as any additional risk factors included in, or incorporated by reference into, any applicable prospectus supplement.
The date of this prospectus is June 10, 2020

ABOUT THIS PROSPECTUS
This prospectus is part of a shelf registration statement. Under this shelf registration statement, we and/or any selling security holder may sell any combination of common stock, preferred stock, depositary shares representing shares of preferred stock, debt securities or warrants entitling the holders to purchase common stock, preferred stock, depositary shares or debt securities in one or more offerings. This prospectus provides you with a general description of the securities we and/or any selling security holder may offer. Each time we and/or any selling security holder sells securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may add, update or change information contained in this prospectus. Neither we nor any selling security holder has authorized anyone to provide you with information not contained in or incorporated by reference into this prospectus and any accompanying prospectus supplement and neither we nor any selling security holder take any responsibility for any other information or representation that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should not assume that the information appearing in this prospectus or any applicable prospectus supplement or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. Before you buy any of our securities, it is important for you to consider the information contained in this prospectus and any prospectus supplement together with additional information described under the heading “Incorporation of Certain Documents By Reference.”
In this prospectus, unless otherwise specified or the context requires otherwise, we use the terms “Company,” “we,” “us” and “our” to refer to iStar Inc., a Maryland corporation, together with its consolidated subsidiaries.

FORWARD-LOOKING STATEMENTS
Certain statements in this prospectus, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements are included with respect to, among other things, our current business plan, business strategy, portfolio management and liquidity. These forward-looking statements generally are identified by the words “believe,” “project,” expect,” “anticipate,” “estimate,” “intend,” strategy,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result” and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results or outcomes to differ materially from those contained in the forward-looking statements.
Important factors that we believe might cause such differences are discussed in the section entitled, “Risk Factors” beginning on page 4 of this prospectus, in Part I, Item 1a of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and any subsequent report incorporated in this registration statement by reference, or otherwise accompany the forward-looking statements contained in this prospectus. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. In assessing all forward-looking statements, you are urged to read carefully all cautionary statements, together with the other risks described from time to time in our reports and documents filed with the Securities and Exchange Commission, or the SEC, and you should not place undue reliance on those statements.

iSTAR INC.
iStar Inc. finances, invests in and develops real estate and real estate related projects as part of its fully-integrated investment platform. We also manage entities focused on ground lease and net lease investments. We have invested over $40 billion over the past two decades and are structured so as to qualify as a real estate investment trust for U.S. federal income tax purposes, or a REIT, with a diversified portfolio focused on larger assets located in major metropolitan markets. Our primary business segments are net lease, real estate finance, operating properties and land and development.
Our principal executive offices are located at 1114 Avenue of the Americas, New York, New York 10036, and our telephone number is (212) 930-9400. Our website is www.istar.com. The information on our website is not considered part of this prospectus.

RISK FACTORS
Investing in securities issued by us involves certain risks. Before you invest in any securities issued by us, in addition to the other information included in, or incorporated by reference into, this prospectus, you should carefully consider the risk factors contained in Part I, Item 1a under the caption “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2019, which is incorporated into this prospectus by reference, and in Part II, Item 1a of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which is incorporated into this prospectus by reference, as updated by our annual or quarterly reports for subsequent periods that we file with the SEC and that are so incorporated. See “Information We File” for information about how to obtain a copy of these documents. You should also carefully consider the risks and other information that may be contained in, or incorporated by reference into, any prospectus supplement relating to specific offerings of securities.

USE OF PROCEEDS
Except as may be set forth in a particular prospectus supplement, we will add the net proceeds from sales of securities to our general corporate funds, which we may use to repay indebtedness, for new investments, or for other general corporate purposes. We will not receive any proceeds from the sale of securities by the selling security holders pursuant to this prospectus.

DESCRIPTION OF DEBT SECURITIES
We intend to issue the debt securities under an indenture dated as of February 5, 2001 with US Bank Trust National Association, as trustee, which we may supplement from time to time. The following paragraphs describe the provisions of the indenture. The indenture has been incorporated by reference as an exhibit to the registration statement of which this prospectus is a part and you may inspect it at the office of the trustee. If we issue the debt securities under a different indenture, we will file it and incorporate it by reference into the registration statement and describe it in a prospectus supplement.
General
The debt securities will be our direct obligations and may be either senior debt securities or subordinated debt securities and may be either secured or unsecured. The indenture does not limit the principal amount of debt securities that we may issue. We may issue debt securities in one or more series. A supplemental indenture will set forth specific terms of each series of debt securities. There will be a prospectus supplement relating to each particular series of debt securities. Each prospectus supplement will describe:
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The title of the debt securities and whether the debt securities are senior or subordinated debt securities;

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Any limit upon the aggregate principal amount of a series of debt securities which we may issue;

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The date or dates on which principal of the debt securities will be payable and the amount of principal which will be payable;

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The rate or rates (which may be fixed or variable) at which the debt securities will bear interest, if any, as well as the dates from which interest will accrue, the dates on which interest will be payable, the persons to whom interest will be payable, if other than the registered holders on the record date, and the record date for the interest payable on any payment date;

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The currency or currencies in which principal, premium, if any, and interest, if any, will be paid;

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The place or places where principal, premium, if any, and interest, if any, on the debt securities will be payable and where debt securities which are in registered form can be presented for registration of transfer or exchange;

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Any provisions regarding our right to prepay debt securities or of holders to require us to prepay debt securities;

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The right, if any, of holders of the debt securities to convert them into common stock or other securities, including any provisions intended to prevent dilution as a result of the conversion rights;

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Any provisions requiring or permitting us to make payments to a sinking fund which will be used to redeem debt securities or a purchase fund which will be used to purchase debt securities;

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Any index or formula used to determine the required payments of principal, premium, if any, or interest, if any;

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The percentage of the principal amount of the debt securities which is payable if maturity of the debt securities is accelerated because of a default;

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Any special or modified events of default or covenants with respect to the debt securities;

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Any security or collateral provisions; and

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Any other material terms of the debt securities.

The indenture does not contain any restrictions on the payment of dividends or the repurchase of our securities or any financial covenants. However, supplemental indentures relating to a particular series of debt securities may contain provisions of that type.
We may issue debt securities at a discount from their stated principal amount. A prospectus supplement may describe U.S. federal income tax considerations and other special considerations applicable to a debt security issued with original issue discount.

If the principal of, premium, if any, or interest with regard to any series of debt securities is payable in a foreign currency, we will describe in the prospectus supplement relating to those debt securities any restrictions on currency conversions, tax considerations or other material restrictions with respect to that issue of debt securities.
Form of Debt Securities
We may issue debt securities in certificated or uncertificated form, in registered form with or without coupons or in bearer form with coupons, if applicable.
We may issue debt securities of a series in the form of one or more global certificates evidencing all or a portion of the aggregate principal amount of the debt securities of that series. We may deposit the global certificates with depositaries, and the certificates may be subject to restrictions upon transfer or upon exchange for debt securities in individually certificated form.
Events of Default and Remedies
An event of default with respect to each series of debt securities will include:
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Our default in payment of the principal of or premium, if any, on any debt securities of any series beyond any applicable grace period;

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Our default for 30 days or a period specified in a supplemental indenture, which may be no period, in payment of any installment of interest due with regard to debt securities of any series;

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Our default for 60 days or a period specified in a supplemental indenture, which may be no period after notice in the observance or performance of any other covenants in the indenture; and

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Certain events involving our bankruptcy, insolvency or reorganization.

A supplemental indenture relating to a particular series of debt securities may modify these events of default or include other events of default.
The indenture provides that the trustee may withhold notice to the holders of any series of debt securities of any default (except a default in payment of principal, premium, if any, or interest, if any) if the trustee considers it in the interest of the holders of the series to do so.
The indenture provides that if any event of default has occurred and is continuing, the trustee or the holders of not less than 25% in principal amount of a series of debt securities then outstanding may declare the principal of and accrued interest, if any, on that series of debt securities to be due and payable immediately. However, if we cure all defaults (except the failure to pay principal, premium or interest which became due solely because of the acceleration) and certain other conditions are met, that declaration may be annulled and past defaults may be waived by the holders of a majority in principal amount of the applicable series of debt securities.
The holders of a majority of the outstanding principal amount of a series of debt securities will have the right to direct the time, method and place of conducting proceedings for any remedy available to the trustee, subject to certain limitations specified in the indenture.
A prospectus supplement will describe any additional or different events of default which apply to any series of debt securities.
Modification of the Indenture
We and the trustee may:
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Without the consent of holders of debt securities, modify the indenture to cure errors or clarify ambiguities;

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With the consent of the holders of not less than a majority in principal amount of the debt securities which are outstanding under the indenture, modify the indenture or the rights of the holders of the debt securities generally; and

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With the consent of the holders of not less than a majority in outstanding principal amount of any series of debt securities, modify any supplemental indenture relating solely to that series of debt securities or the rights of the holders of that series of debt securities.

However, we may not:
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Extend the fixed maturity of any debt securities, reduce the rate or extend the time for payment of interest, if any, on any debt securities, reduce the principal amount of any debt securities or the premium, if any, on any debt securities, impair or affect the right of a holder to institute suit for the payment of principal, premium, if any, or interest, if any, with regard to any debt securities, change the currency in which any debt securities are payable or impair the right, if any, to convert any debt securities into common stock or any of our other securities, without the consent of each holder of debt securities who will be affected; or

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Reduce the percentage of holders of debt securities required to consent to an amendment, supplement or waiver, without the consent of the holders of all the then outstanding debt securities or outstanding debt securities of the series which will be affected.

Mergers and Other Transactions
We may not consolidate with or merge into any other entity, or transfer or lease our properties and assets substantially as an entirety to another person, unless: (1) the entity formed by the consolidation or into which we are merged, or which acquires or leases our properties and assets substantially as an entirety, assumes by a supplemental indenture all our obligations with regard to outstanding debt securities and our other covenants under the indenture; and (2) with regard to each series of debt securities, immediately after giving effect to the transaction, no event of default, with respect to that series of debt securities, and no event which would become an event of default, will have occurred and be continuing.
Governing Law
The indenture, each supplemental indenture, and the debt securities issued under them will be governed by, and construed in accordance with, the laws of New York.

DESCRIPTION OF WARRANTS
Each issue of warrants will be the subject of a warrant agreement which will contain the terms of the warrants. We will distribute a prospectus supplement with regard to each issue of warrants. Each prospectus supplement will describe, as to the warrants to which it relates:
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The securities which may be purchased by exercising the warrants (which may be common stock, preferred stock, debt securities, depositary shares or units consisting of two or more of those types of securities);

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The exercise price of the warrants (which may be wholly or partly payable in cash or wholly or partly payable with other types of consideration);

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The period during which the warrants may be exercised;

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Any provision adjusting the securities which may be purchased on exercise of the warrants and the exercise price of the warrants in order to prevent dilution or otherwise;

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The place or places where warrants can be presented for exercise or for registration of transfer or exchange; and

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Any other material terms of the warrants.

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK
General
Our charter provides that we may issue up to 200,000,000 shares of common stock, $0.001 par value, and 30,000,000 shares of preferred stock, $0.001 par value, of which 4,000,000 shares are initially classified as 8.00% Series D Cumulative Redeemable Preferred Stock, 3,200,000 shares are initially classified as 7.65% Series G Cumulative Redeemable Preferred Stock, and 5,000,000 shares are initially classified as 7.50% Series I Cumulative Redeemable Preferred Stock. As of June 9, 2020, we had 75,852,441 shares of common stock, 4,000,000 shares of Series D Preferred Stock, 3,200,000 shares of Series G Preferred Stock and 5,000,000 shares of Series I Preferred Stock outstanding. Under Maryland law, stockholders are not generally liable for our debts or obligations solely as a result of their status as stockholders.
The following summary of the terms and provisions of our capital stock, our charter and bylaws and Maryland law does not purport to be complete and is qualified in its entirety by reference to the pertinent sections of Maryland law and to our charter, including the articles supplementary creating each series of preferred stock, and our bylaws, each of which is filed or incorporated by reference as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2019, as the same may be amended or supplemented from time to time.
Common Stock
Holders of common stock unclassified as to series will be entitled to receive distributions on common stock if, as and when our board of directors authorizes, and we declare, distributions. However, rights to distributions may be subordinated to the rights of holders of preferred stock, when preferred stock is issued and outstanding. In the event of our liquidation, dissolution or winding up, each outstanding share of common stock unclassified as to series will entitle its holder to a proportionate share of the assets that reman after we pay our liabilities and any preferential distributions owed to preferred stockholders.
Holders of common stock unclassified as to series are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of Series D Preferred Stock are entitled to 0.25 of a vote for each share on all matters submitted to a stockholder vote. They will vote with the common stock as a single class. Each of our directors is elected by our stockholders to serve until the next annual meeting and until his or her successor is duly elected and qualifies. There is no cumulative voting in the election of directors.
Holders of shares of common stock generally have no preference, conversion, sinking fund, redemption, appraisal or exchange rights or any preemptive rights to subscribe for any of our securities. All shares of common stock unclassified as to series have equal dividend, distribution, liquidation and other rights.
Preferred Stock
General.   Our board of directors has adopted articles supplementary to our charter establishing the number and fixing the terms, designations, powers, preferences, rights, limitations and restrictions of three series of our preferred stock classified as 8.00% Series D Cumulative Redeemable Preferred Stock, 7.65% Series G Cumulative Redeemable Preferred Stock and 7.50% Series I Cumulative Redeemable Preferred Stock. Our charter provides that we may issue up to 4,000,000 shares of Series D Preferred Stock, 3,200,000 shares of Series G Preferred Stock and 5,000,000 shares of Series I Preferred Stock.
Ranking.   Each of the Series D, G and I Preferred Stock rank senior to our common stock and on a parity with each other with respect to the payment of dividends.
Dividends.   Holders of shares of the Series D, G and I Preferred Stock are entitled to receive, when and as authorized by our board of directors, out of funds legally available for the payment of dividends, cumulative preferential cash dividends at the rate of 8.00%, in the case of the Series D Preferred Stock, 7.65% in the case of the Series G Preferred Stock and 7.50% in the case of the Series I Preferred Stock, per annum of the $25.00 liquidation preference of each share. Such dividends ae cumulative and are payable to investors quarterly in arears on or before the 15th day of each March, June, September and December or, if not a business day, the next succeeding business day, each, a Dividend Payment Date. Any dividend payable for any partial dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in our stock records at the close of business on the applicable record date, which is the first day of the calendar month in which the applicable Dividend Payment Date falls or on such other date designated by our board of directors for the payment of dividends that is not more than 30 nor less than 10 days prior to such Dividend Payment Date, each, a Dividend Record Date.
No dividends on shares of Series D, G and I Preferred Stock will be declared by us or paid or set apart for payment by us at such time as the terms and provisions of any of our agreements, including any agreement relating to our indebtedness, prohibit such declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment is restricted or prohibited by law.
Notwithstanding the foregoing, dividends on the Series D, G and I Preferred Stock will accrue whether or not we have earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared. Accrued but unpaid dividends will accumulate as of the Dividend Payment Date on which they first become payable.
Except as set forth in the next sentence unless full cumulative dividends on the Series D, G and I Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period, no dividends (other than in shares of common stock or in shares of any series of preferred stock ranking junior to the Series D, G and I Preferred Stock as to dividends and upon liquidation) will be declared or paid or set aside for payment nor will any other distribution be declared or made upon any of our common stock or preferred stock ranking junior to or on a parity with the Series D, G and I Preferred Stock as to dividends or upon liquidation, nor will any shares of our common stock or preferred stock ranking junior to or on a parity with the Series D, G and I Preferred Stock as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by us (except by conversion into or exchange for our other capital stock ranking junior to the Series D, G and I Preferred Stock as to dividends and upon liquidation and except for transfers made pursuant to the provisions of our charter relating to restrictions on ownership and transfers of our capital stock).
When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series D, G and I Preferred Stock and the shares of any other series of preferred stock ranking on a parity as to dividends with the Series D, G and I Preferred Stock, all dividends declared upon the Series D, G and I Preferred Stock and any other series of preferred stock ranking on a parity as to dividends with the Series D, G and I Preferred Stock will be declared pro rata so that the amount of dividends declared per share of Series D, G and I Preferred Stock and such other series of preferred stock will in all cases bear to each other the same ratio that accrued dividends per share on the Series D, G and I Preferred Stock and such other series of preferred stock (which will not include any accrual in respect of unpaid dividends for prior dividend periods if such preferred stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, is payable in respect of any dividend payment or payments on the Series D. G and I Preferred Stock which may be in arrears.
Liquidation Preference.   Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of shares of each of Series D, G and I Preferred Stock are entitled to be paid out of our assets that are legally available for distribution to our stockholders a liquidation preference of $25.00 per share, plus an amount equal to any accrued and unpaid dividends to the date of payment, before any distribution of assets is made to holders of our common stock or any series of our preferred stock that ranks junior to the Series D, G and I Preferred Stock as to liquidation rights.
In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series D, G and I Preferred Stock and the corresponding amounts payable on all shares of other classes or series of our capital stock ranking on a parity with the Series D, G and I Preferred Stock in the distribution of assets, then the holders of the Series D, G and I Preferred Stock and all other such classes or series of capital stock will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.
After the payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series D, G and I Preferred Stock will have no right or claim to any of our remaining assets. The consolidation or merger of us with or into any other corporation, trust or entity or of any other corporation with or into us, or the sale, lease or conveyance of all or substantially all of our assets or business, will not be deemed to constitute a liquidation, dissolution or winding up of us.
Redemption.   We may redeem, at our option upon not less than 30 nor more than 60 days’ written notice, shares of the Series D, G and I Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends thereon to and including the date fixed for redemption (except as provided below), without interest. The redemption price of the Series D Preferred Stock will be payable solely out of the sale proceeds of other capital stock of the company, which may include preferred stock, and from no other source.
Unless full cumulative dividends on all shares of Series D, G and I Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, no shares of any one or more of such series will be redeemed unless all outstanding shares of the applicable series are simultaneously redeemed and we will not purchase or otherwise acquire directly or indirectly any shares of such series (except by exchange for our capital stock ranking junior to the shares of such series as to dividends and upon liquidation); provided, however, that the foregoing does not prevent the purchase by us of shares transferred to a charitable trust in accordance with our charter to ensure we remain qualified as a REIT for federal income tax purposes, or the purchase or acquisition of shares of such series pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of such series.
None of the Series D, G and I Preferred Stock has a stated maturity or is subject to any sinking fund or mandatory redemption.
Voting Rights.   Holders of the Series D Preferred Stock are entitled to cast 0.25 of one vote per share on all matters on which holders of common stock are entitled to vote at each meeting of stockholders. The Series D Preferred Stock will vote as a single class together with our common stock on all such matters. Other than the voting rights of the Series D Preferred Stock described in the preceding sentences, holders of the Series D, G and I Preferred Stock will not have any voting rights, except as set forth below.
Whenever dividends on any shares of any of the Series D, G and I Preferred Stock are in arrears for six or more quarterly periods, or a Preferred Dividend Default, the holders of shares of such series (voting separately as a class with all other series of preferred stock ranking on a parity with such shares as to dividends or upon liquidation, or Parity Preferred, upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of a total of two additional members of our board of directors, or the Preferred Stock Directors, and the number of directors on the board of directors will increase by two, at a special meeting called by the holders of record of at least 20% of the shares of such series or any other series of Parity Preferred so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders) or at the next annual meeting of stockholders, and at each subsequent annual meeting until all dividends accumulated on such shares for the past dividend periods and the dividend for the then current dividend period have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment.
If and when all accumulated dividends and the dividend for the then current dividend period on the Series D, G and I Preferred Stock, as applicable, have been paid in full or set aside for payment in full, the holders thereof will be divested of the foregoing voting rights (subject to revesting in the event of each and every subsequent Preferred Dividend Default) and, if all accumulated dividends and the dividend for the then current dividend period have been paid in full or set aside for payment in full on all series of Parity Preferred upon which like voting rights have been conferred and are exercisable, the term of office of each Preferred Stock Director so elected will terminate and the number of directors on the board of directors will decrease by two. Any Preferred Stock Director may be removed at any time with or without cause by, and may not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of the

Series D, G or I Preferred Stock when they have the voting rights described above (voting separately as a class with all series of Parity Preferred upon which like voting rights have been conferred and are exercisable). So long as a Preferred Dividend Default continues, any vacancy in the office of a Preferred Stock Director may be filled by the written consent of the Preferred Stock Directors remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series D, G or I Preferred Stock when they have the voting rights described above (voting separately as a class with all series of Parity Preferred upon which like voting rights have been conferred and are exercisable). The Preferred Stock Directors are each entitled to one vote per director on any matter.
So long as any shares of Series D, G and I Preferred Stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of the applicable series of Preferred Stock outstanding at the time, given in person or by proxy, ether in writing or at a meeting (voting separately as a class together with all series of Parity Preferred upon which like voting rights have been conferred and are exercisable), (a) authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking prior to the Series D, G and I Preferred Stock, as applicable, with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any of our authorized capital stock into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (b) amend, alter or repeal the provisions of our charter, whether by merger, consolidation or otherwise, each, an Event, so as to materially and adversely affect any right, preference, privilege or voting power of the Series D, G and I Preferred Stock, as applicable; provided, however, with respect to the occurrence of any Event set forth in (b) above, so long as the Series D, G and I Preferred Stock, as applicable, remains outstanding with the terms thereof materially unchanged, the occurrence of any such Event will not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of the applicable series and, provided further, that any increase in the amount of the authorized preferred stock, including the Series D. G and I Preferred Stock, or the creation or issuance of any additional Series D, G and I Preferred Stock or other series of preferred stock, or any increase in the amount of authorized shares of such series, in each case ranking on a parity with or junior to the Series D, G and I Preferred Stock, as applicable with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, will not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.
The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required is effected, all outstanding shares of Series D, G and I Preferred Stock, as applicable, have been redeemed or called for redemption upon proper notice and sufficient funds have been deposited in trust to effect such redemption.
Conversion
None of the Series D, G and I Preferred Stock is convertible into or exchangeable for any other of our property or securities.
Future Issuances of Preferred Stock
We may issue preferred stock in series with any rights and preferences which may be authorized by our board of directors. We will distribute a prospectus supplement with regard to each series of preferred stock. Each prospectus supplement will describe, as to the preferred stock to which it relates:
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The title of the series;

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Any limit upon the number of shares of the series which may be issued;

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The preference, if any, to which holders of the series will be entitled upon our liquidation;

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The date or dates on which we will be required or permitted to redeem shares of the series;

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The terms, if any, on which we or holders of the series will have the option to cause shares of the series to be redeemed;

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The voting rights of the holders of the preferred stock;

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The dividends, if any, which will be payable with regard to the series (which may be fixed dividends or participating dividends and may be cumulative or non-cumulative);

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The right, if any, of holders of the series to convert them into another class or series of our stock or securities, including provisions intended to prevent dilution of those conversion rights;

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Any provisions by which we will be required or permitted to make payments to a sinking fund which will be used to redeem shares of the series or a purchase fund which will be used to purchase shares of the series; and

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Any other material terms of the series.

Holders of shares of preferred stock will not have preemptive rights.
Certain Provisions of our Charter and Maryland Law
We may be dissolved if our board of directors, by resolution adopted by a majority of our entire board of directors, declares the dissolution advisable and directs that the proposed dissolution be submitted for consideration at either an annual or special meeting of stockholders. Dissolution will occur once it is approved by the affirmative vote of holders of shares of stock entitled to cast a majority of all the votes entitled to be cast on the matter.
Our charter grants our board of directors the power to authorize the issuance of additional authorized but unissued shares of common stock and preferred stock. Our board of directors may also classify or reclassify unissued shares of common stock or preferred stock and authorize their issuance.
Our charter also provides that, to the extent permitted by the Maryland General Corporation Law, or the MGCL, our board of directors may, without any action by the stockholders, amend our charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue.
We believe that these powers of our board of directors provide increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. Nonetheless, our board of directors could authorize the issuance of a class or series that could delay, defer or prevent a change of control or other transaction that might involve a premium price for the common stock or otherwise be in the best interest of the stockholders.
Restrictions on Ownership and Transfer
To maintain our REIT qualification under the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, no group of five or fewer individuals can own, actually or constructively, more than 50% in value of our issued and outstanding stock at any time during the last half of a taxable year, which we refer to as the 5/50 Test. Additionally, at least 100 persons must beneficially own our stock during at least 335 days of a taxable year (determined without reference to any rules of attribution). To assist us in meeting these tests, our charter provides that no person other than persons who were our stockholders as of November 3, 1999 or persons exempted by our board of directors may beneficially or constructively own more than 9.8% of our capital stock, by value or number of shares, whichever is more restrictive; these provisions constitute the Ownership Limit. Our board has granted a waiver to UBS Financial Services to own up to 15% of the outstanding shares of our common stock on behalf of clients.
Each person who is a beneficial or constructive owner of shares of stock and each person, including the stockholder of record, who is holding shares of stock for a beneficial or constructive owner must provide us in writing any information with respect to direct, indirect and constructive ownership of shares of stock as our board of directors deems reasonably necessary to comply with the provisions of the Internal Revenue Code applicable to a REIT, to determine our qualification as a REIT, and to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.
Any issuance or transfer of shares of our stock that would result in (1) us being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code, (2) our stock being beneficially owned by fewer than 100 persons, determined without reference to any rules of attribution, or (3) us otherwise failing to qualify as a REIT, will be void and the intended transferee may not acquire rights in such shares of our stock. Shares of our stock issued or transferred that would cause any stockholder to own more than the Ownership Limit or cause us to be “closely held” within the meaning of Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a REIT, which stockholder we refer to as a Prohibited Owner will be automatically transferred, without action by the Prohibited Owner, to a trust for the exclusive benefit of one or more charitable beneficiaries that we select, and the Prohibited Owner will not acquire any rights in the shares of such stock. Such automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the transfer causing a violation. If the transfer to the trust would not be effective for any reason to prevent a stockholder from owning more than the Ownership Limit or cause us to be “closely held” within the meaning of Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a REIT, then the transfer of that number of shares necessary to cause such ownership or failure will be void and the intended transferee may not acquire rights in such shares of our stock. The trustee of the trust will be appointed by us and must be independent of us and the Prohibited Owner. The Prohibited Owner will have no right to receive dividends or other distributions with respect to, or be entitled to vote, any stock held in the trust. Any dividend or other distribution paid prior to the discovery by us that excess stock has been transferred to the trust must be paid by the recipient of the dividend or other distribution to the trustee for the benefit of the charitable beneficiaries, and any dividend or other distribution authorized but unpaid will be paid when due to the trust for the benefit of the charitable beneficiaries. The trust will have all dividend and voting rights with respect to the shares of stock held in the trust, which rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution so paid to the trust will be held in trust for the charitable beneficiary.
Within 60 days after the latest of (i) the date of the transfer which resulted in the transfer to the charitable trust and (íi) the date our board of directors determines in good faith that a transfer resulting in the transfer to the charitable trust has occurred, the trustee will sell the stock held in the trust to a person whose ownership of the shares will not violate the ownership limitations set forth in our charter. Upon such sale, any interest of the charitable beneficiary in the stock sold will terminate and the trustee will distribute the net proceeds of the sale to the Prohibited Owner and to the charitable beneficiary as follows. The Prohibited Owner will receive the lesser of (a) the price paid by the Prohibited Owner for the excess stock (or if no value was given for such shares held by the charitable trust, the Market Price (as defined in our charter) on the day of the event causing the shares to be held by the trust, and (b) the price received by the trustee from the sale or other disposition of the stock held in the trust. Any net sale proceeds in excess of the amount payable to the Prohibited Owner will be paid to the charitable beneficiary. Shares of our stock held by the charitable trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that created such shares held by the trust (or, in the case of a devise, gift or other transaction in which no value was given for such shares held by the trust, the Market Price at the time of such devise, gift or other transaction) and (ii) the Market Price of the shares of our stock to which such shares held by the trust relates on the date we, or our designee, accepts such offer. We have the right to accept such offer until the trustee has sold the shares of our stock held in the charitable trust. Upon such a sale, the interest of the charitable beneficiary in the shares of stock sold will terminate and the trustee will distribute the net proceeds of the sale to the purported record transferee of such shares. If any of the foregoing restrictions on transfer of our shares held by the trust are determined to be void or invalid, then the purported record transferee of such shares may be deemed, at our option, to have acted as our agent in acquiring such shares and to hold such shares on our behalf.
These restrictions on ownership and transfer will not apply to our stock if our board of directors determines that it is no longer- in our best interests to continue to qualify as a REIT.
These restrictions on ownership and transfer could delay, defer or prevent a transaction or a change of control of us that might involve a premium price for shares of our stock or otherwise be in the best interest of our stockholders.
Business Combinations
Under the MGCL, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder (defined generally as any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock or an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding stock of the corporation) or an affiliate of such an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination must generally be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (i) 80% of the votes entitled to be cast by holders of outstanding voting stock of the corporation and (ii) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. The board of directors may provide that its approval is subject to compliance with any terms and conditions determined by it.
These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of directors prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has by resolution exempted business combinations between us and any other person and, consequently, the five-year prohibition and the supermajority vote requirements will not apply to business combinations between us and any person as described above. As a result, any person described above may be able to enter into business combinations with us that may not be in the best interest of our stockholders without compliance by our company with the supermajority vote requirements and other provisions of the statute.
We cannot assure you our board of directors will not opt to be subject to such business combination provisions in the future. However, an alteration or repeal of the resolution described above will not have any effect on any business combinations that have been consummated or upon any agreements existing at the time of such modification or repeal. If our board of directors opts back into the business combination statute, the business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.
Control Share Acquisitions
The MGCL provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of directors: (i) a person who makes or proposes to make a control share acquisition; (ii) an officer of the corporation; or (iii) an employee of the corporation who is also a director of the corporation. Control shares are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (a) one-tenth or more but less than one-third; (b) one-third or more but less than a majority; or (c) a majority or more of all voting power. Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A control share acquisition means the acquisition, directly or indirectly, of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making a “acquiring person statement” as described in the MGCL ), may compel the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders’ meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders’ meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.
The control share acquisition statute does not apply to (i) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (ii ) acquisitions approved or exempted by the charter or bylaws of the corporation,
Our bylaws contain a provision exempting from the control share acquisition statute any acquisitions by any person of shares of our stock. There is no assurance that such provision will not be amended or eliminated at any time in the future.
Subtitle 8
Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:
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a classified board:

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a two-thirds vote requirement for removing a director:

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a requirement that the number of directors be fixed only by vote of the directors,

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a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of class of directors in which the vacancy occurred; and

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a majority requirement for the calling of a special meeting of stockholders.

We have not elected to be subject to any of the provisions of Subtitle 8. Moreover, our charter provides that, without the affirmative vote of a majority of the votes cast on the matter by our stockholders entitled to vote generally in the election of directors, we may not elect to be subject to any of the provisions of Subtitle 8.
Advance Notice of Director Nominations and New Business
Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of other business to be considered by stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by or at the direction of our board of directors or (iii) by a stockholder who is a stockholder of record as of the record date for the meeting, at the time of giving the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on such other business and who has complied with the advance notice provisions set forth in our bylaws.
With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to our board of directors may be made only (i) by or at the direction of our board of directors or (ii) provided that the meeting has been called in accordance with our bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record as of the record date for the meeting, at the time of giving the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions set forth in our bylaws.

Although our bylaws do not give our board of directors any power to disapprove stockholder nominations for the election of directors or proposals recommending certain action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our stockholders.
Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws
Our charter and bylaws and Maryland law contain provisions that may delay, defer or prevent a change in control or other transaction that might involve a premium price for our shares of common stock or otherwise be in the best interest of our stockholders, including restrictions on ownership and transfer of our stock and advance notice requirements for director nominations and stockholder proposals. Likewise, if the provision in the bylaws opting out of the control share acquisition provisions of the MGCL were rescinded, if we were to opt into the business combination provisions of the MGCL, or if our stockholders were to approve our election to be subject to a classified board or other provisions of Subtitle 8, these provisions of the MGCL could have similar anti-takeover effects.
Limitations of Liability and Indemnification of Directors and Officers
The MGCL permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision which eliminates such liability to the maximum extent permitted by the MGCL.
Our charter obligates us to indemnify (i) our directors and officers, whether serving us, or at our request, any other entity, to the full extent required or permitted by the MGCL, as currently or hereafter in effect, including the advance or reimbursement of reasonable expenses as incurred (including reasonable attorney’s fees) under the procedures and to the full extent permitted by law and (ii) other employees and agents to the extent authorized by our board of directors or our bylaws and permitted by law. Our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer who is made or is threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity or (b) any individual who, while a director or officer and at our request, serves or has served as a director, officer, trustee, member, manager or partner of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to or witness in the proceeding by reason of his or her service in that capacity. Our Bylaws also permit us, with the approval of our board of directors, to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of us or a predecessor of us.
The MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, in the merits or otherwise, in the defense of any proceeding to which he is made, or threatened to be made, a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.
Exclusive Forum
Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for: (a) any derivative action or proceeding brought on our behalf; (b) any action asserting a claim of breach of any duty owed by us or by any director or officer or other employee to us or to our stockholders; (c) any action asserting a claim against us or any director or officer or other employee arising pursuant to any provision of the MGCL or our charter or bylaws; or (d) any action asserting a claim against us or any director or officer or other employee that is governed by the internal affairs doctrine is the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division. This forum selection provision may limit the ability of stockholders of our company to obtain a judicial forum that they find favorable for disputes with our company or our directors, officers, employees, if any, or other stockholders.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock and preferred stock is Computershare Trust Company, N.A.

DESCRIPTION OF DEPOSITARY SHARES
We may issue depositary receipts representing interests in fractional shares of a particular series of preferred stock which are called depositary shares. We will deposit the preferred stock of a series which is the subject of depositary shares with a depositary, which will hold that preferred stock for the benefit of the holders of the depositary shares, in accordance with a deposit agreement between the depositary and us. The holders of depositary shares will be entitled to all the rights and preferences of the preferred stock to which the depositary shares relate, including dividend, voting, conversion, redemption and liquidation rights, to the extent of their interests in that preferred stock.
While the deposit agreement relating to a particular series of preferred stock may have provisions applicable solely to that series of preferred stock, all deposit agreements relating to preferred stock we issue will include the following provisions:
Dividends and Other Distributions.   Each time we pay a cash dividend or make any other type of cash distribution with regard to preferred stock of a series, the depositary will distribute to the holder of record of each depositary share relating to that series of preferred stock an amount equal to the dividend or other distribution per depositary share the depositary receives. If there is a distribution of property other than cash, the depositary either will distribute the property to the holders of depositary shares in proportion to the depositary shares held by each of them, or the depositary will, if we approve, sell the property and distribute the net proceeds to the holders of the depositary shares in proportion to the depositary shares held by them.
Withdrawal of Preferred Stock.   A holder of depositary shares will be entitled to receive, upon surrender of depositary receipts representing depositary shares, the number of whole or fractional shares of the applicable series of preferred stock and any money or other property to which the depositary shares relate.
Redemption of Depositary Shares. Whenever we redeem shares of preferred stock held by a depositary, the depositary will be required to redeem, on the same redemption date, depositary shares constituting, in total, the number of shares of preferred stock held by the depositary which we redeem, subject to the depositary’s receiving the redemption price of those shares of preferred stock. If fewer than all the depositary shares relating to a series are to be redeemed, the depositary shares to be redeemed will be selected by lot or by another method we determine to be equitable.
Voting.   Any time we send a notice of meeting or other materials relating to a meeting to the holders of a series of preferred stock to which depositary shares relate, we will provide the depositary with sufficient copies of those materials so they can be sent to all holders of record of the applicable depositary shares, and the depositary will send those materials to the holders of record of the depositary shares on the record date for the meeting. The depositary will solicit voting instructions from holders of depositary shares and will vote or not vote the preferred stock to which the depositary shares relate in accordance with those instructions.
Liquidation Preference.   Upon our liquidation, dissolution or winding up, the holder of each depositary share will be entitled to what the holder of the depositary share would have received if the holder had owned the number of shares (or fraction of a share) of preferred stock which is represented by the depositary share.
Conversion.   If shares of a series of preferred stock are convertible into common stock or other of our securities or property, holders of depositary shares relating to that series of preferred stock will, if they surrender depositary receipts representing depositary shares and appropriate instructions to convert them, receive the shares of common stock or other securities or property into which the number of shares (or fractions of shares) of preferred stock to which the depositary shares relate could at the time be converted.
Amendment and Termination of a Deposit Agreement.   We and the depositary may amend a deposit agreement, except that an amendment which materially and adversely affects the rights of holders of depositary shares, or would be materially and adversely inconsistent with the rights granted to the holders of the preferred stock to which they relate, must be approved by holders of at least two-thirds of the outstanding depositary shares. No amendment will impair the right of a holder of depositary shares to surrender the depositary receipts evidencing those depositary shares and receive the preferred stock to which they relate, except as required to comply with law. We may terminate a deposit agreement with the consent of holders of a majority of the depositary shares to which it relates. Upon termination of a deposit agreement, the depositary will make the whole or fractional shares of preferred stock to which the depositary shares issued under the deposit agreement relate available to the holders of those depositary shares. A deposit agreement will automatically terminate if:
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All outstanding depositary shares to which it relates have been redeemed or converted; or

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The depositary has made a final distribution to the holders of the depositary shares issued under the deposit agreement upon our liquidation, dissolution or winding up.

Miscellaneous.   There will be provisions: (1) requiring the depositary to forward to holders of record of depositary shares any reports or communications from us which the depositary receives with respect to the preferred stock to which the depositary shares relate; (2) regarding compensation of the depositary; (3) regarding resignation of the depositary; (4) limiting our liability and the liability of the depositary under the deposit agreement (usually to failure to act in good faith, gross negligence or willful misconduct); and (5) indemnifying the depositary against certain possible liabilities.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES
The following is a summary of the material U.S. federal income tax considerations relating to our qualification and taxation as a REIT and the acquisition, holding, and disposition of our common stock. For purposes of this section, references to “we,” “our,” “us” or “our company” mean only iStar Inc., and not our subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Internal Revenue Code, the regulations promulgated by the U.S. Treasury Department, or the Treasury Regulations, current administrative interpretations and practices of the Internal Revenue Service, or the IRS, (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. Except to the extent described below, no advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary. The summary is also based upon the assumption that the operation of our company, and of our subsidiaries and other lower-tier and affiliated entities, will, in each case, be in accordance with its applicable organizational documents. This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular stockholder in light of its investment or tax circumstances or to stockholders subject to special tax rules, such as:
•
U.S. expatriates;

•
persons who mark-to-market our common stock;

•
subchapter S corporations;

•
U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar;

•
financial institutions;

•
insurance companies;

•
broker-dealers;

•
regulated investment companies, or RICs;

•
trusts and estates;

•
holders who receive our common stock through the exercise of employee stock options or otherwise as compensation;

•
persons holding our common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•
persons subject to the alternative minimum tax provisions of the Internal Revenue Code;

•
persons holding their interest through a partnership or similar pass-through entity;

•
persons holding a 10% or more (by vote or value) beneficial interest in us;

and, except to the extent discussed below:
•
tax-exempt organizations; and

•
Non-U.S. stockholders (as defined below).

This summary assumes that stockholders will hold our common stock as capital assets, which generally means as property held for investment. This summary does not discuss the impact that U.S. state and local taxes and taxes imposed by non-U.S. jurisdictions could have on the matters discussed in this summary.
THE U.S. FEDERAL INCOME TAX TREATMENT OF HOLDERS OF OUR COMMON STOCK DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE TAX CONSEQUENCES OF HOLDING OUR COMMON STOCK TO ANY PARTICULAR

STOCKHOLDER WILL DEPEND ON THE STOCKHOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF OUR COMMON STOCK.
Taxation of iStar — General
We have elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, commencing with our taxable year ended December 31, 1998. We believe that we have been organized and have operated in a manner which has allowed us to qualify for taxation as a REIT under the Internal Revenue Code, and we intend to continue to be organized and to operate in this manner. Our qualification and taxation as a REIT, however, depend upon our ability to meet, on a continuing basis, through actual annual operating results, asset requirements, distribution levels, diversity of stock ownership, and the various other requirements imposed under the Internal Revenue Code. Accordingly, there can be no assurance that we have operated or will continue to operate in a manner so as to qualify or remain qualified as a REIT. See “— Failure to Qualify.”
In the opinion of Clifford Chance US LLP, commencing with our taxable year ended December 31, 2016, we have been organized and operated in conformity with the requirements for qualification as a REIT, and our present and proposed method of operation, as represented by us, will enable us to continue to meet the requirements for qualification as a REIT under the Internal Revenue Code. It must be emphasized that this opinion is based and conditioned upon various assumptions and representations made by us as to factual matters (including representations concerning our organization, the nature and value of our assets, the types of income we earn in each taxable year and the past, present, and future conduct of our business operations), assumes that such assumptions and representations are accurate and complete, and assumes that we will at all times operate in accordance with the method of operation described in our organizational documents and this prospectus and that we will take no action that could adversely affect our qualification as a REIT. In addition, to the extent we make certain investments, such as investments in commercial mortgage loan securitizations or investments in other REITs, the accuracy of such opinion will also depend on the accuracy of certain opinions rendered to us in connection with such transactions. In particular, in rendering its opinion Clifford Chance US LLP has relied on and assumed the accuracy of opinions of Morris, Manning & Martin, LLP and Hogan Lovells US LLP regarding the qualification of Landmark Apartment Trust of America, Inc., a REIT in which we had invested, as a REIT under the Internal Revenue Code. The opinion of Clifford Chance US LLP is expressed as of the date of this prospectus and Clifford Chance US LLP has no obligation to advise of any subsequent change in the matters stated, represented or assumed, or any subsequent change in the applicable law. Moreover, our qualification and taxation as a REIT depends upon our ability to meet, through actual annual operating results, asset requirements, distribution levels and diversity of stock ownership and the various other requirements imposed under the Internal Revenue Code as discussed below, the results of which will not be reviewed by Clifford Chance US LLP. In addition, our ability to qualify as a REIT will depend in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain entities in which we invest, which include entities that have made elections to be taxed as REITs, the qualification of which has not been reviewed by Clifford Chance US LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset and income tests, some of which depend upon the fair market values of assets directly or indirectly owned by us or which serve as security for loans made by us. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operation for any one taxable year will satisfy such requirements. See “— Failure to Qualify.” Clifford Chance US LLP’s opinion does not foreclose the possibility that we may have to utilize one or more of the REIT savings provisions discussed below, which could require us to pay an excise or penalty tax (which could be significant in amount) in order to maintain our REIT qualification. An opinion of counsel is not binding on the IRS or any court, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinion.
The sections of the Internal Revenue Code that relate to the qualification and taxation of REITs are highly technical and complex. The following describes the material aspects of the sections of the Internal Revenue Code that govern the U.S. federal income tax treatment of a REIT and its stockholders. This summary is qualified in its entirety by the applicable Internal Revenue Code provisions, rules and regulations promulgated under the Internal Revenue Code, and administrative and judicial interpretations of the Internal Revenue Code.
Provided we qualify for taxation as a REIT, we generally will not be subject to U.S. federal corporate income tax on our net income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” that generally results from an investment in a corporation. Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when such income is distributed. Non-corporate U.S. stockholders are generally taxed on corporate dividends at a maximum U.S. federal income tax rate of 20% (the same as long-term capital gains), thereby substantially reducing, though not completely eliminating, the double taxation that has historically applied to corporate dividends. With limited exceptions, however, ordinary dividends received by non-corporate U.S. stockholders from us or other entities that are taxed as REITs are not eligible for the reduced qualified dividend rate. However, for taxable years beginning after December 31, 2017 and before January 1, 2026, non-corporate U.S. taxpayers may deduct up to 20% of certain qualified business income, including “qualified REIT dividends” (generally, dividends received by a REIT stockholder that are not designated as capital gain dividends or qualified dividend income), subject to certain limitations. Assuming relevant holding period requirements and other applicable requirements are satisfied, this results in an effective maximum U.S. federal income tax rate of 29.6% on such income for non-corporate U.S. taxpayers. Net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to the stockholders of the REIT, subject to special rules for certain items, such as capital gains, recognized by REITS. See “— Taxation of Taxable U.S. Stockholders.”
Even if we qualify for taxation as a REIT, we will be subject to U.S. federal income taxation as follows:
•
We will be required to pay tax at regular corporate rates (currently 21%) on any undistributed income, including undistributed net capital gains.

•
For taxable years prior to 2018, we may be subject to the “alternative minimum tax” on our items of tax preference, if any.

•
If we have net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, as described below, such income will be subject to a 100% tax. See “— Prohibited Transactions” below.

•
If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or leasehold as “foreclosure property,” we may thereby avoid (1) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), and (2) the inclusion of any income from such property not qualifying for purposes of the REIT gross income tests discussed below, but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 21%). See “— Foreclosure Property” below.

•
If we fail to satisfy the 75% or 95% gross income tests, as described below, but have, nevertheless, maintained our qualification as a REIT because we meet certain other requirements, we will be subject to a tax equal to 100% of the gross income attributable to the greater of either (a) the amount by which we fail the 75% gross income test for the taxable year or (b) the amount by which we fail the 95% gross income test for the taxable year, as the case may be, multiplied by a fraction intended to reflect our profitability.

•
If we fail to satisfy any of the REIT asset tests, as described below, other than a failure of the 5% or 10% REIT asset test that does not exceed a statutory de minimis amount, as described more fully below, but our failure is due to reasonable cause and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the product of the highest corporate tax rate (currently 21%) and the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset tests.

•
If we fail to satisfy any provision of the Internal Revenue Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and that violation is due to reasonable cause, we may retain our REIT qualification, but we will be required to pay a penalty of $50,000 for each such failure.
•
We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders, as described below in “— Requirements for Qualification as a REIT.”

•
We will generally be subject to tax on the portion of any excess inclusion income derived from an investment in residual interests in real estate mortgage investment conduits, or REMICs, and certain taxable mortgage pools to the extent our shares are held in record name by specified tax-exempt organizations not subject to tax on unrelated business taxable income. To the extent that we own a REMIC residual interest or a taxable mortgage pool through a taxable REIT subsidiary, we will not be subject to this tax. For a discussion of “excess inclusion income,” see “— Effect of Subsidiary Entities — Taxable Mortgage Pools” and “— Excess Inclusion Income” below.

•
If we fail to distribute during each calendar year at least the sum of (a) 85% of our ordinary income for such year, (b) 95% of our capital gain net income for such year and (c) any undistributed taxable income from prior periods, or the required distribution, we will be subject to a 4% non-deductible excise tax on the excess of the required distribution over the sum of (1) the amounts actually distributed (taking into account excess distributions from prior years), plus (2) retained amounts on which income tax is paid at the corporate level.

•
If we acquire an asset from a corporation which is or has been a C corporation (which generally includes a corporation that is not a REIT, a RIC or an S corporation) in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset in the hands of the C corporation, and we subsequently recognize gain on the disposition of the asset within the five-year period beginning on the date on which we acquired the asset, then we would be required to pay tax at the highest regular corporate tax rate on this gain to the extent the fair market value of the asset exceeds our adjusted tax basis in the asset, in each case, determined as of the date on which we acquired the asset. The results described in this paragraph assume that no election will be made under Treasury regulation Section 1.337(d)-7 for the C corporation to be subject to an immediate tax when the asset is acquired.

•
We will be subject to a 100% tax on any “redetermined rents,” “redetermined TRS service income,” “redetermined deductions” or “excess interest” that are directly or constructively paid between us, our tenants and/or any “taxable REIT subsidiary” of our company if and to the extent that the IRS successfully adjusts the reported amounts of these items. In general, redetermined rents are rents from real property that are overstated as a result of services furnished by a taxable REIT subsidiary of our company to any of our tenants. Redetermined TRS service income is the gross income of our taxable REIT subsidiary attributable to services rendered to us or on our behalf (less deductions properly allocable thereto) to the extent such income (less such deduction) is increased by the IRS to an amount that would reflect the amount of such income based on an arm’s length negotiation with an unrelated party. Redetermined deductions and excess interest represent amounts that are deducted by our taxable REIT subsidiary for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations.

•
We may elect to retain and pay income tax on our net long-term capital gain. In that case, a stockholder would include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the stockholder’s basis in our common stock. Stockholders that are U.S. corporations will also appropriately adjust their earnings and profits for the retained capital gains in accordance with Treasury regulations to be promulgated.

•
To the extent we have subsidiaries or own interests in other lower-tier entities that are taxable C corporations, including various taxable REIT subsidiaries, the earnings of such entities will be subject to U.S. federal corporate income tax.

In addition, we and our subsidiaries may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state, local, and foreign income, franchise property and other taxes. We could also be subject to tax in situations and on transactions not presently contemplated.
Requirements for Qualification as a REIT
General
The Internal Revenue Code defines a REIT as a corporation, trust or association:
(1)
that is managed by one or more trustees or directors;

(2)
that issues transferable shares or transferable certificates to its beneficial owners;

(3)
that would be taxable as a domestic corporation, but for its election to be taxed as a REIT;

(4)
that is not a financial institution or an insurance company under the Internal Revenue Code;

(5)
the beneficial ownership of which is held by 100 or more persons;

(6)
not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, as defined in the Internal Revenue Code to include certain entities, during the last half of each taxable year (the “5/50 test”);

(7)
that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked;

(8)
that uses a calendar year for U.S. federal income tax purposes;

(9)
that has no earnings and profits from any non-REIT taxable year at the close of any taxable year; and

(10)
that meets other tests, and satisfies all of the relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT qualification, described below, including with respect to the nature of its income and assets, and the amount of its distributions.

The Internal Revenue Code provides that conditions (1) through (4) must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of twelve months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) do not apply to the first taxable year for which an election is made to be taxed as a REIT.
We believe that we currently satisfy conditions (1) through (10) above. In addition, our charter provides for restrictions regarding ownership and transfer of our stock. These restrictions are intended to assist us in satisfying the share ownership requirements described in (5) and (6) above. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in (5) and (6) above. If we fail to satisfy these share ownership requirements, we could fail to qualify as a REIT.
To monitor compliance with the share ownership requirements, we are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our stock in which the record holders are to disclose the actual owners of the shares (i.e., the persons required to include in gross income the dividends paid by us). A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. Failure by us to comply with these record-keeping requirements could subject us to monetary penalties. If we satisfy these requirements and after exercising reasonable diligence would not have known that condition (6) is not satisfied, we will be deemed to have satisfied such condition. A stockholder that fails or refuses to comply with the demand is required by Treasury regulations to submit a statement with the stockholder’s return disclosing the actual ownership of the shares and other information.
For purposes of condition (8), we have and will continue to have a calendar taxable year.

Effect of Subsidiary Entities
Ownership of a Partnership Interest
In the case of a REIT that is a partner in a partnership (references herein to “partnership” include limited liability companies that are classified as partnerships for U.S. federal income tax purposes), Treasury regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets and to earn its proportionate share of the partnership’s gross income based on its pro rata share of capital interests in the partnership for purposes of the REIT asset and gross income tests described below. In addition, the assets and gross income of the partnership generally are deemed to retain the same character in the hands of the REIT. For purposes of the 10% value test only, however, the determination of a REIT’s interest in partnership assets will be based on the REIT’s proportionate interest in any securities issued by the partnership, excluding certain securities described in the Internal Revenue Code. Thus, our proportionate share of the assets and income of partnerships in which we own an equity interest are treated as our assets and items of income for purposes of applying the REIT asset and gross income requirements described below. Consequently, to the extent that we directly or indirectly hold a preferred or other equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even though we may have no control, or only limited influence, over the partnership. A summary of certain rules governing the U.S. federal income taxation of partnerships and their partners is provided below in “— Tax Aspects of Investments in Partnerships.”
Disregarded Subsidiaries
If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs, as summarized below. A qualified REIT subsidiary is any corporation, other than a taxable REIT subsidiary, that is wholly-owned by a REIT, by other disregarded subsidiaries of the REIT or by a combination of the two. Single member limited liability companies that are wholly-owned by a REIT and that have not elected to be taxed as corporations for U.S. federal income tax purposes are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT gross income and asset tests. Disregarded subsidiaries, along with partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”
In the event that a disregarded subsidiary ceases to be wholly-owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of us), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “— Income Tests” and “— Asset Tests.”
Ownership of Subsidiary REITs
We own an interest in several REITs, including Oakton Net Lease I REIT, CWD Net Lease I REIT, BW Bowling Net Lease I REIT, DT Net Lease I REIT, Shawan Net Lease I REIT, Harbor Bay Net Lease I REIT, WG Net Lease I REIT, BF Net Lease I REIT, MFF Net Lease I REIT, FF Net Lease II REIT, CV Net Lease II REIT and AH Net Lease II REIT, and we may acquire interests in other REITs in the future. We believe that the REITs in which we have invested are organized and have operated and will continue to operate in a manner to permit each such REIT to qualify for taxation as a REIT for U.S. federal income tax purposes from and after the effective date of their respective REIT elections. However, if any REIT in which we invest fails to qualify as a REIT, then (i) the relevant REIT would become a taxable corporation subject to regular U.S. corporate income tax, as described herein (see — “Failure to Qualify” below), and (ii) our equity interest in such REIT would cease to be a qualifying real estate asset for purposes of the 75% asset test and would become subject to the 5% asset test and the 10% asset tests generally applicable to our ownership in corporations other than REITs, qualified REIT subsidiaries and taxable REIT subsidiaries. See “— Asset Tests” below. If one or more of such REITs were to fail to qualify as a REIT, it is likely that we would not meet the 10% asset test, with respect to our interest in such entity, and possibly the 5% or 75% asset test, in which event we would fail to qualify as a REIT unless we could avail ourselves of certain relief provisions.
Taxable REIT Subsidiaries
A “taxable REIT subsidiary” is a corporation which, together with a REIT that owns an interest in such corporation, makes an election to be treated as a taxable REIT subsidiary. The separate existence of a taxable REIT subsidiary or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, a taxable REIT subsidiary would generally be subject to U.S. federal corporate income tax and any applicable state and local taxes on its earnings, which may reduce the cash flow generated by it or its subsidiaries in the aggregate and its ability to make distributions to stockholders. A REIT may own up to 100% of the stock of a taxable REIT subsidiary. A REIT is not treated as holding the assets of a taxable REIT subsidiary or as receiving any income that the taxable REIT subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes as income the dividends, if any, that it receives from the subsidiary. This treatment can affect the gross income and asset tests calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of taxable REIT subsidiaries in determining the parent REIT’s compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries or render commercially unfeasible (for example, activities that give rise to certain categories of income such as non-qualifying hedging income or inventory sales).
We hold a significant amount of assets in one or more taxable REIT subsidiaries, including assets that we have acquired through foreclosure, assets that may be treated as dealer property, and other assets that could adversely affect our ability to qualify as a REIT if held directly by us. However, we are subject to the limitation that securities of taxable REIT subsidiaries may not represent more than 20% (25% for our taxable years beginning after December 31, 2008 and before January 1, 2018) of our total assets. The values of some of our assets, including assets that we hold through taxable REIT subsidiaries may not be precisely determined, and values are subject to change in the future. Accordingly, there can be no assurance that we have met or will be able to continue to comply with the 20% (or 25% for our taxable years beginning after December 31, 2008 and before January 1, 2018) limitation. If dividends are paid to us by one or more of our taxable REIT subsidiaries, then a portion of the dividends that we distribute to stockholders who are taxed at individual rates generally will be eligible for taxation at preferential qualified dividend income tax rates (generally, a maximum of 20%) rather than at ordinary income rates.
The 20% limitation (or 25% for our taxable years beginning after December 31, 2008 and before January 1, 2018) on the value of securities of taxable REIT subsidiaries that we hold limits the extent to which we can conduct activities through a taxable REIT subsidiary or expand the activities that we conduct through a taxable REIT subsidiary. In addition, we may from time to time need to make distributions from a taxable REIT subsidiary in order to keep the value of our securities of taxable REIT subsidiaries below 20% (or 25% for our taxable years beginning after December 31, 2008 and before January 1, 2018) of our total assets. However, taxable REIT subsidiary dividends will generally not constitute qualifying income for purposes of the 75% gross income test. See “— Income Tests.” While we will monitor our compliance with both this income test and the limitation on the percentage of our assets represented by taxable REIT subsidiary securities, and intend to conduct our affairs so as to comply with both, the two may at times be in conflict with one another. It is possible that we may wish to distribute a dividend from a taxable REIT subsidiary in order to reduce the value of our securities of taxable REIT subsidiaries below 20% (or 25% for our taxable years beginning after December 31, 2008 and before January 1, 2018) of our assets, but be unable to do so without violating the 75% gross income test. Although there are other measures we can take in such circumstances in order to remain in compliance with the requirements for REIT qualification, there can be no assurance that we will be able to comply with both of these tests in all market conditions.
Certain restrictions imposed on taxable REIT subsidiaries are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. First, deductions for interest paid on any debt incurred by a taxable REIT subsidiary, including loans that we make to the taxable REIT subsidiary as well as debt from third parties, may be limited to the sum of (i) the interest income of the taxable REIT subsidiary for the taxable year, and (ii) 30% (50% for taxable years beginning after December 31, 2018 and before January 1, 2021) of the adjusted taxable income of the taxable REIT subsidiary for the taxable year. In addition, if a taxable REIT subsidiary pays interest, rent or another amount to a REIT that exceeds the amount that would be paid to an unrelated party in an arm’s length transaction, or if the amount of compensation a taxable REIT subsidiary receives for services is less than the amount that would be paid to an unrelated party in an arm’s length transaction, the REIT generally will be subject to an excise tax equal to 100% of such difference. We cannot assure you that we will be successful in avoiding this excise tax. Finally, a taxable REIT subsidiary’s ability to derive income from lodging and health care related properties is subject to certain limitations under the Internal Revenue Code.
Taxable Mortgage Pools
An entity, or a portion of an entity, may be classified as a taxable mortgage pool under the Internal Revenue Code if:
•
substantially all of its assets consist of debt obligations or interests in debt obligations;

•
more than 50% of those debt obligations are real estate mortgage loans or interests in real estate mortgage loans as of specified testing dates;

•
the entity has issued debt obligations that have two or more maturities; and

•
the payments required to be made by the entity on its debt obligations “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.

Under Treasury regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a taxable mortgage pool. We may enter into financing and securitization arrangements that give rise to taxable mortgage pools.
A taxable mortgage pool generally is treated as a corporation for U.S. federal income tax purposes. However, special rules apply to a REIT, a portion of a REIT, or a qualified REIT subsidiary that is a taxable mortgage pool. If a REIT owns directly, or indirectly through one or more qualified REIT subsidiaries or other entities that are disregarded as separate entities for U.S. federal income tax purposes, 100% of the equity interests in the taxable mortgage pool, the taxable mortgage pool will be a qualified REIT subsidiary and, therefore, ignored as an entity separate from the REIT for U.S. federal income tax purposes and would not generally affect the tax qualification of the REIT. Rather, the consequences of the taxable mortgage pool classification would generally, except as described below, be limited to the REIT’s stockholders. See “— Excess Inclusion Income.”
If we own less than 100% of the ownership interests in a subsidiary that is a taxable mortgage pool, the foregoing rules would not apply. Rather, the subsidiary would be treated as a corporation for U.S. federal income tax purposes, and would potentially be subject to corporate income tax. In addition, this characterization would alter our REIT income and asset test calculations and could adversely affect our compliance with those requirements. We do not expect that we would form any subsidiary in which we own some, but less than all, of the ownership interests that would become a taxable mortgage pool, and we intend to monitor the structure of any taxable mortgage pools in which we have an interest to ensure that they will not adversely affect our qualification as a REIT.
Income Tests
We must meet two annual gross income requirements to qualify as a REIT. First, each year we must derive at least 75% of our gross income, excluding gross income from prohibited transactions and certain hedging and foreign currency transactions, from investments relating to real property or mortgages on real property, including “rents from real property,” dividends received from and gain from the disposition of shares of other REITs, interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), and gains from the sale of real estate assets (other than income or gain with respect to debt instruments issued by public REITs that are not otherwise secured by real property), as well as income from certain kinds of temporary investments. Second, each year we must derive at least 95% of our gross income, excluding gross income from prohibited transactions and certain hedging and foreign currency transactions, from investments meeting the 75% gross income test described above, as well as from dividends, interest and gain from the sale or disposition of stock or securities, which need not have any relation to real property.
Interest Income
Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date of our commitment to make or purchase the mortgage loan, then, subject to the exception described below, the interest income will be apportioned between the real property and the other property, and our income from the loan will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. If a loan is secured by both real property and personal property and the fair market value of the personal property does not exceed 15% of the fair market value of all real and personal property securing the loan, beginning in 2016, the loan is treated as secured solely by the real property for purposes of these rules. Even if a loan is not secured by real property or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.
In the event that we invest in a mortgage loan that is secured by both real property and other property, we are required to apportion our annual interest income to the real property security based on a fraction, the numerator of which is the value of the real property securing the loan, determined when we commit to acquire the loan, and the denominator of which is the highest “principal amount” of the loan during the year. The IRS has issued Revenue Procedure 2014-51 addressing a REIT’s investment in distressed debt (the “Distressed Debt Revenue Procedure”). The Distressed Debt Revenue Procedure interprets the “principal amount” of the loan to be the face amount of the loan, despite the Internal Revenue Code requiring taxpayers to treat gain attributable to any market discount, that is the difference between the purchase price of the loan and its face amount, for all purposes (other than certain withholding and information reporting purposes) as interest. Any mortgage loan that we invest in that is not fully secured by real property will therefore be subject to the interest apportionment rules and the position taken in the Distressed Debt Revenue Procedure, as described above. As described above, for the purposes of these rules a loan that is secured by both real property and personal property is treated as secured solely by the real property if the fair market value of the personal property does not exceed 15% of the fair market value of all real and personal property securing the loan.
In addition, if we modify a distressed debt investment of ours by an agreement with the borrower, and if the modification is treated as a “significant modification” under the applicable Treasury regulations, the modified debt will be considered to have been reissued to us in a debt-for-debt exchange with the borrower. In that event, we may generally be required to reapportion the interest income to the real property security based on the value of the real property at the time of the modification, which may have reduced considerably. In the Distressed Debt Revenue Procedure, the IRS provided a safe harbor under which a REIT is not required to reapportion the interest income on a mortgage loan upon a modification of the loan if the modification was occasioned by a default or would present a substantially reduced risk of default, and certain other requirements are met. The Distressed Debt Revenue Procedure may therefore allow us to modify our distressed debt investments without adversely affecting the qualification of interest income from such debt investments for purposes of the 75% gross income test. However, we may enter into modifications of distressed debt investments that do not qualify for the safe harbor provided in the Distressed Debt Revenue Procedure, which could adversely affect our ability to satisfy the 75% gross income test.
To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (or a shared appreciation provision), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests, provided that the property is not inventory or dealer property in the hands of the borrower or us.

To the extent that we derive interest income from a loan where all or a portion of the amount of interest payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales and not the net income or profits of any person. This limitation does not apply, however, to a mortgage loan where the borrower derives substantially all of its income from the property from the leasing of substantially all of its interest in the property to tenants, to the extent that the rental income derived by the borrower would qualify as rents from real property had it been earned directly by us.
Any amount includable in gross income by us with respect to a regular or residual interest in a REMIC is generally treated as interest on an obligation secured by a mortgage on real property for purposes of the 75% gross income test. If, however, less than 95% of the assets of a REMIC consist of real estate assets, we will be treated as receiving directly our proportionate share of the income of the REMIC, which would generally include non-qualifying income for purposes of the 75% gross income test.
We have and may continue to invest in mezzanine loans, which are loans secured by equity interests in a pass-through entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. The IRS has issued Revenue Procedure 2003-65, which provides a safe harbor applicable to mezzanine loans. Under the Revenue Procedure, if a mezzanine loan meets each of the requirements contained in the Revenue Procedure, (1) the mezzanine loan will be treated by the IRS as a real estate asset for purposes of the asset tests described below, and (2) interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. To the extent that such mezzanine loans do not qualify as real estate assets, the interest from the loans will be qualifying income for purposes of the 95% gross income test, but will not be qualifying income for purposes of the 75% gross income test. We treat certain mezzanine loans that do not meet all of the requirements for reliance on this safe harbor as real estate assets giving rise to qualifying mortgage interest for purposes of the REIT asset and income requirements, or otherwise not adversely affecting our qualification as a REIT. Hence, there can be no assurance that the IRS will not challenge the qualification of such assets as real estate assets or the interest generated by these loans as qualifying income under the 75% gross income test. If such a challenge were to cause us to fail the REIT asset tests described below or the 75% gross income test, we could be required to pay a penalty tax or fail to qualify as a REIT.
In addition, there is limited case law and administrative guidance addressing whether certain preferred equity investments or mezzanine loans will be treated as equity or debt for U.S. federal income tax purposes. We treat our mezzanine loans and, in certain cases may treat a preferred equity investment as debt for U.S. federal income tax purposes and as qualified mezzanine loans. No assurance can be given that the IRS will not successfully challenge the treatment of such investments as debt and as qualifying real estate assets. If one of such mezzanine loan or preferred equity investment was treated as equity for U.S. federal income tax purposes, we would be treated as owning a proportionate share of the assets and earning a proportionate share of the gross income of the pass-through entity that issued the relevant interest, which, depending on the assets and income of such entity, could potentially adversely impact our ability to maintain our qualification as a REIT or potentially subject us to an income or penalty tax.
We also hold certain participation interests, including B Notes, in mortgage loans and mezzanine loans originated by other lenders. B Notes are interests in underlying loans created by virtue of participations or similar agreements to which the originator of the loan is a party, along with one or more participants. The borrower on the underlying loan is typically not a party to the participation agreement. The performance of this investment depends upon the performance of the underlying loan and, if the underlying borrower defaults, the participant typically has no recourse against the originator of the loan. The originator often retains a senior position in the underlying loan and grants junior participations which absorb losses first in the event of a default by the borrower. We generally treat our participation interests as qualifying real estate assets for purposes of the REIT asset tests described below and interest that we derive from such investments as qualifying mortgage interest for purposes of the 75% gross income test. The appropriate treatment of participation interests for U.S. federal income tax purposes is not entirely certain, however, and no assurance can be given that the IRS will not challenge our treatment of our participation interests. In the event of a determination that such participation interests do not qualify as real estate assets, or that the income that we derive from such participation interests does not qualify as mortgage interest for purposes of the REIT asset and income tests, we could be subject to a penalty tax, or could fail to qualify as a REIT.

Rents from Real Property
Lease income we receive will qualify as “rents from real property” only if the following conditions are met:
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The amount of lease income is not based in whole or in part on the income or profits of any person. “Rents from real property” may, however, include lease income based on a fixed percentage of receipts or sales. Some of the leases we have entered into provide for participation or similar rights in the net cash flow of the lessee in the excess of a threshold amount. Any amount received or accrued that is attributable to any such participation or similar rights would cause all rents received or accrued by us with respect to such lease to fail to qualify as “rents from real property.” We have not received or accrued and do not expect to receive or accrue any amount attributable to any participation or similar rights with respect to these leases which, together with other non-qualifying income (for purposes of the 75% or 95% gross income tests) received or accrued during the same taxable year, would have caused or would cause us to violate the 75% or 95% gross income test for that taxable year;

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We, or an actual or constructive owner of 10% or more of our stock, do not actually or constructively own (i) in the case of any tenant which is a corporation, stock possessing 10% or more of the total combined voting power of all classes of stock entitled to vote, or 10% or more of the total value of shares of all classes of stock, of such tenant, or (ii) in the case of any tenant which is not a corporation, an interest of 10% or more in the assets or net profits of such tenant. However, rental payments from a taxable REIT subsidiary will qualify as “rents from real property” even if we own more than 10% of the total value or combined voting power of the taxable REIT subsidiary if at least 90% of the property is leased to unrelated tenants and the rent paid by the taxable REIT subsidiary is substantially comparable to the rent paid by the unrelated tenants for comparable space;

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Lease income partly attributable to personal property leased in connection with a lease of real property does not exceed 15% of the total lease income received under the lease;

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We do not operate or manage the property or furnish or render certain non-customary services to tenants of the property, other than through an independent contractor from whom we derive no revenue or through a taxable REIT subsidiary. We may, however, provide services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. In addition, we may provide a de minimis amount (1% or less) of non-customary services. In such a case, only the amount received for non-customary services are not treated as rents from real property and the provision of the services does not otherwise disqualify the rents from treatment as “rents from real property.” If, however, the gross income from such non-customary services exceeds 1% of the total gross income from the property for the relevant taxable year, none of the gross income derived from such property is treated as “rents from real property.” For purposes of this test, the gross income received from such non-customary services is deemed to be at least 150% of the direct cost of providing the services.

Fee Income
We may receive various fees in connection with our operations. The fees generally will be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by a mortgage on, or an interest in, real property and the fees are not determined by income or profits. Other fees are not qualifying income for purposes of either gross income test. Any fees earned by a taxable REIT subsidiary are not included for purposes of the REIT gross income tests.
Dividend Income
We may receive distributions from taxable REIT subsidiaries or other corporations that are not REITs or qualified REIT subsidiaries. These distributions are generally classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions generally constitute qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. Any dividends received by us from a REIT will be qualifying income in our hands for purposes of both the 95% and 75% gross income tests.

Hedging Transactions
We may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging transactions could take a variety of forms, including interest rate swaps or cap agreements, options, futures contracts, forward rate agreements, or similar financial instruments. Except to the extent provided by Treasury regulations, any income from a hedging transaction we enter into (1) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, including gain from the sale or disposition of such a transaction, (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income tests, or (3) primarily to manage risk with respect to a hedging transaction described in clause (1) or (2) after the extinguishment of such borrowings or disposal of the asset producing such income that is hedged by the hedging transaction, provided, in each case, that the hedging transaction is clearly identified as such before the close of the day on which it was acquired, originated or entered into, will not constitute gross income for purposes of the 75% or 95% gross income tests.
To the extent we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our ability to qualify as a REIT.
Foreign Investments
To the extent that we make investments and incur obligations in currencies other than the U.S. dollar, we may generate foreign currency gains and losses. Foreign currency gain that qualifies as “real estate foreign exchange gain” is excluded from both the 75% and 95% gross income tests, while income from foreign currency gains that qualifies as “passive foreign exchange gain” is excluded from the 95% gross income test, but is treated as non-qualifying income for the 75% gross income test.
“Real estate foreign exchange gain” is foreign currency gain attributable to (i) any item of income or gain which qualifies for purposes of the 75% gross income test, (ii) the acquisition or ownership of obligations secured by mortgages on real property or interests in real property, or (iii) becoming or being the obligor under debt obligations secured by mortgages on real property or on interests in real property. Real estate foreign exchange gain also includes foreign currency gain attributable to a qualified business unit, or QBU, of the REIT if the QBU meets the 75% gross income test for the taxable year and the 75% asset test at the close of each quarter of the taxable year that the REIT directly or indirectly owned an interest in the QBU. “Passive foreign exchange gain” includes all real estate foreign exchange gain plus foreign currency gain attributable to (i) any item of income or gain which qualifies for purposes of the 95% gross income test, (ii) the acquisition or ownership of debt obligations, or (iii) becoming or being the obligor under debt obligations. The Treasury Department has the authority to expand the definition of real estate foreign exchange gain and passive foreign exchange gain to include other items of foreign currency gain.
Income inclusions from equity investments in certain foreign corporations are technically neither dividends nor any of the other enumerated categories of income specified in the 95% gross income test for U.S. federal income tax purposes. However, under IRS guidance, such income inclusions generally will constitute qualifying income for purposes of the REIT 95% gross income test.
We may recognize foreign currency gains that are not treated as qualifying income for purposes of the 95% and 75% gross income tests. To reduce the risk of non-qualifying foreign currency gains adversely affecting our REIT qualification, we may be required to defer the repatriation of cash from foreign jurisdictions or to employ other structures that could affect the timing, character or amount of income we receive or expense we incur from our non-U.S. dollar denominated assets and obligations. While we intend to manage our non-U.S. dollar denominated assets and obligations in a manner that does not jeopardize our ability to qualify as a REIT, there can be no assurance that the IRS will not challenge our qualification as a REIT as a result of foreign currency gains derived from such assets and obligations.
Phantom Income
Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from those assets in advance of our receipt of cash flow on or proceeds from the disposition of such assets, and may be required to report taxable income in early periods that exceeds the economic income ultimately realized on such assets.
We may acquire debt instruments in the secondary market for less than their face amount. The amount of such discount generally will be treated as “market discount” for U.S. federal income tax purposes. Accrued market discount is reported as income when, and to the extent that, any payment of principal of the debt instrument is made, unless we elect to include accrued market discount in income as it accrues. Principal payments on certain loans are made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument was assured of ultimately being collected in full. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions in a subsequent taxable year.
Some of the debt instruments that we acquire may have been issued with original issue discount. In general, we will be required to accrue original issue discount based on the constant yield to maturity of the debt instrument, and to treat it as taxable income in accordance with applicable U.S. federal income tax rules even though smaller or no cash payments are received on such debt instrument. As in the case of the market discount discussed in the preceding paragraph, the constant yield in question will be determined, and we will be taxed, based on the assumption that all future payments due on the debt instrument in question will be made, with consequences similar to those described in the previous paragraph if all payments on the debt instrument are not made.
In addition, in the event that any debt instruments acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinate mortgage-backed securities at the stated rate regardless of whether corresponding cash payments are received.
We may hold or acquire distressed debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt are “significant modifications” under the applicable Treasury regulations, the modified debt will be considered to have been reissued to us in a debt-for-debt exchange with the borrower. In that event, particularly in the case of a debt instrument acquired at a discount to its face amount, we may be required to recognize taxable income to the extent the principal amount of the modified debt exceeds our adjusted tax basis in the unmodified debt instrument, and would hold the modified loan with a cost basis equal to its principal amount for U.S. federal income tax purposes.
Finally, we may be required under the terms of indebtedness that we incur to use cash received from interest payments to make principal payments on that indebtedness, with the effect of recognizing income but not having a corresponding amount of cash available for distribution to our stockholders. In addition to the rules described above where we could be required to recognize taxable income in advance of a corresponding receipt of cash, we generally will be required to include certain amounts in income no later than the time that the amounts are reflected on our financial statements, which could cause us to be required to take income into account earlier than under the general tax principles otherwise discussed herein.
Due to each of these potential timing differences between income recognition or expense deduction and cash receipts or disbursements, there is a significant risk that we may have substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. See “— Annual Distribution Requirements.”
Excess Inclusion Income
If all or a portion of our company is considered a taxable mortgage pool, our qualification as a REIT generally should not be impaired; however, a portion of our taxable income may be characterized as “excess inclusion income.” In addition, if we acquire a residual interest in a REMIC, a portion of our income derived from such residual interest may also be characterized as excess inclusion income.
IRS guidance indicates that our excess inclusion income will be allocated among our stockholders in proportion to our dividends paid. A stockholder’s share of our excess inclusion income (i) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (ii) would be subject to tax as unrelated business taxable income in the hands of most tax-exempt U.S. stockholders, and (iii) would result in the application of U.S. federal income tax withholding at a rate of 30%, without reduction for any otherwise applicable income tax treaty, in the hands of most types of Non-U.S. stockholders. In addition, we would be subject to tax at the highest U.S. federal corporate income tax rate on our excess inclusion income allocated to “disqualified organizations” (generally, tax-exempt investors that are not subject to U.S. federal income tax on unrelated business taxable income, including governmental organizations and charitable remainder trusts) that hold our stock in record name. Further, the IRS has taken the position that broker/dealers and nominees holding our stock in “street name” on behalf of disqualified organizations are subject to U.S. federal income tax at the highest U.S. federal corporate income tax rate on our excess inclusion income allocated to such disqualified organizations. Similarly, a regulated investment company or other pass-through entity may be subject to U.S. federal income tax at the highest U.S. federal corporate income tax rate on our excess inclusion income to the extent such entities are owned by disqualified organizations.
Although we do not intend to invest a material portion of our assets in REMIC residual interests or taxable mortgage pools, we have owned such assets in the past.
Failure to Satisfy the Income Tests
We intend to maintain our REIT qualification by carefully monitoring any potential non-qualifying income received by us for purposes of the 75% and 95% gross income tests discussed above. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT if we are entitled to relief under the Internal Revenue Code. Generally, we may be entitled to relief for a taxable year if:
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our failure to meet the gross income tests was due to reasonable cause and not due to willful neglect; and

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following the identification of such failure, we attach a schedule of the sources of our gross income to our U.S. federal income tax return.

It is not possible to state whether in all circumstances we would be entitled to rely on these relief provisions. See “— Relief from Violations; Reasonable Cause.” If we fail to satisfy one or both of the gross income tests described above and these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. As discussed above in “— Taxation of iStar — General,” even if these relief provisions apply, and we retain our qualification as a REIT, a tax would be imposed with respect to our income that does not meet the gross income tests. We may not always be able to maintain compliance with the gross income tests for REIT qualification despite periodically monitoring our income.
Asset Tests
At the close of each quarter of each of our taxable years, we must satisfy five tests relating to the nature and diversification of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items and U.S. government securities. For purposes of this test, real estate assets include real estate mortgages, real property (such as land, buildings, leasehold interests in real property), interests in other REITs, debt instruments issued by publicly offered REITs, stock or debt instruments held for one year or less that are purchased with the proceeds of a stock offering or a long-term public debt offering, interests in obligations secured by both real property and personal property if the fair market value of the personal property does not exceed 15% of the fair market value of all real and personal property securing such mortgage, and personal property to the extent income from such personal property is treated as “rents from real property” because the personal property is rented in connection with a rental of real property and constitutes less than 15% of the aggregate property rented. In addition, each regular or residual interest we hold in a REMIC is generally treated as a real estate asset for purposes of the asset test described above. If, however, less than 95% of the assets of a REMIC consist of real estate assets, we will be treated as holding our proportionate share of the assets of the REMIC, which generally would include assets both qualifying and not qualifying as real estate assets. Second, not more than 25% of our total assets may be represented by securities, other than those securities includable in the 75% asset class.

Third, of the investments included in the 25% asset class and, except for investments in REITs, qualified REIT subsidiaries and taxable REIT subsidiaries, the value of any one issuer’s securities that we hold may not exceed 5% of the value of our total assets, and we may not own more than 10% of the total vote (the “10% voting test”) or value (the “10% value test” and, together with the 10% voting test, the “10% asset tests”) of the outstanding securities of any one issuer. Fourth, not more than 20% (25% for our taxable years beginning after December 31, 2008 and before January 1, 2018) of the value of our total assets may be represented by securities in one or more taxable REIT subsidiaries. Fifth, the aggregate value of debt instruments issued by publicly offered REITs held by us that are not otherwise secured by real property may not exceed 25% of the value of our total assets.
The 5% and 10% asset tests described above do not apply to securities of taxable REIT subsidiaries, qualified REIT subsidiaries or securities that are “real estate assets” for purposes of the 75% asset test described above. The 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Internal Revenue Code including, but not limited to, any loan to an individual or estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, (a) a REIT’s interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test to securities issued by the partnership, (b) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% gross income test, and (c) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership.
For purposes of the 10% value test, “straight debt” means a written unconditional promise to pay on demand on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors other than certain contingencies relating to the timing and amount of principal and interest payments, as described in the Internal Revenue Code and (iii) in the case of an issuer which is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled taxable REIT subsidiaries” as defined in the Internal Revenue Code, hold any securities of the corporate or partnership issuer which: (a) are not straight debt or other excluded securities (prior to the application of this rule), and (b) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, for purposes of a partnership issuer, our interest as a partner in the partnership).
We expect that any real property and temporary investments that we acquire will generally be qualifying assets for purposes of the 75% asset test, except to the extent that less than 95% of the assets of a REMIC in which we own an interest consists of “real estate assets.” Mortgage loans will generally be qualifying assets for purposes of the 75% asset test to the extent that the principal balance of each mortgage loan does not exceed the value of the associated real property. In the event that we invest in a mortgage loan that is secured by both real property and other property, the Distressed Debt Revenue Procedure may apply to determine what portion of the mortgage loan will be treated as a real estate asset for purposes of the 75% asset test. Pursuant to Revenue Procedure 2014-51, the IRS has announced that it will not challenge a REIT’s treatment of a loan as a real estate asset if the REIT treats the loan as a real estate asset in an amount equal to the lesser of (1) the value of the loan or (2) the greater of (i) the current value of the real property securing the loan or (ii) the value of the real property securing the loan at the relevant testing date (generally, the date the REIT commits to make the loan or to purchase the loan, as the case may be). Furthermore, beginning in 2016, if a loan is secured by both real property and personal property and the fair market value of the personal property does not exceed 15% of the fair market value of all real and personal property securing the loan, the loan is treated as secured solely by the real property for purposes of these rules. In addition, if we modify a distressed debt investment of ours by an agreement with the borrower, and if the modification is treated as a “significant modification” under the applicable Treasury regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt exchange with the borrower. In that event, we may generally be required to redetermine the portion of the loan that is treated as a real estate asset for purposes of the REIT asset tests. In the Distressed Debt Revenue Procedure, the IRS has provided a safe harbor under which a REIT is not required to redetermine the value of real property securing a mortgage loan for purposes of the REIT asset tests in the event of a significant modification of the loan if the modification meets certain requirements. See “— Income Tests — Interest Income.” However, we may enter into modifications of distressed debt investments that do not qualify for the safe harbor provided in the Distressed Debt Revenue Procedure, which could adversely affect our ability to satisfy the REIT asset tests. Accordingly, there can be no assurance that the IRS will not contend that our interests in mortgage loans cause a violation of the REIT asset tests.
We hold certain mortgage and mezzanine loans to one or more of our taxable REIT subsidiaries that are secured by real property. We treat these loans as qualifying assets for purposes of the REIT assets tests to the extent that such mortgage loans are secured by real property under the rules described above and such mezzanine loans qualify for the safe harbor in Revenue Procedure 2003-65 as described above, pursuant to a private letter ruling we received from the IRS. We do not treat such loans as subject to the limitation that securities from taxable REIT subsidiaries must constitute no more than 20% (25% for our taxable years beginning after December 31, 2008 and before January 1, 2018) of our total assets. We are entitled to rely upon this private letter ruling only to the extent that we did not misstate or omit a material fact in the ruling request and that we continue to operate in accordance with the material facts described in such request, and no assurance can be given that we will always be able to do so.
Certain of our mezzanine loans may qualify for the safe harbor in Revenue Procedure 2003-65 pursuant to which certain loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% real estate asset test, and would be subject to the 5% and 10% asset tests. See “— Income Tests.” We may make some mezzanine loans that do not qualify for that safe harbor and that do not qualify as “straight debt” securities or for one of the other exclusions from the definition of “securities” for purposes of the 10% value test. We intend to make such investments in such a manner as not to fail the asset tests described above. However, to the extent that our mezzanine loans do not meet all of the requirements for reliance on the safe harbor set forth in Revenue Procedure 2003-65, there can be no assurance that the IRS will not challenge the tax treatment of these loans.
In addition, we may enter into repurchase agreements under which we nominally sell certain of our assets to a counterparty and simultaneously enter into an agreement to repurchase the sold assets. We believe that we will be treated for U.S. federal income tax purposes as the owner of the assets that are the subject of any such agreements notwithstanding that we may transfer record ownership of the assets the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the assets during the term of the repurchase agreement, in which case we could fail to qualify as a REIT.
Failure to Satisfy the Asset Tests
The asset tests must be satisfied not only on the last day of the calendar quarter in which we acquire securities in the applicable issuer, but also on the last day of the calendar quarter in which we increase our ownership of securities of such issuer. After initially meeting the asset tests at the close of a quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy an asset test because we acquire or increase our ownership interest in securities or other property during a quarter, we can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. If we fail the 5% or 10% asset tests at the end of any quarter, and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets (generally, within six months after the last day of the quarter in which our identification of the failure to satisfy those asset tests occurred) to cure the violation, provided that the non-permitted assets do not exceed the lesser of 1% of our assets at the end of the relevant quarter or $10,000,000. If we fail any of the other asset tests, or our failure of the 5% and 10% asset tests is in excess of the amount described in the preceding sentence, as long as the failure was due to reasonable cause and not willful neglect, we are permitted to avoid disqualification as a REIT, after the thirty day cure period, by taking steps, including the disposition of sufficient assets to meet the asset tests (generally within six months after the last day of the quarter in which our identification of the failure to satisfy the REIT asset test occurred), and paying a tax equal to the greater of $50,000 or 21% of the net income generated by the non qualifying assets during the period in which we failed to satisfy the relevant asset test. See “— Relief from Violations; Reasonable Cause.”

We believe that our holdings of securities and other assets will comply with the foregoing REIT asset test requirements, and we intend to monitor our compliance with such tests on an ongoing basis. There can be no assurance, however, that we will continue to be successful in this effort. We do not expect to obtain independent appraisals to support our conclusions as to the total value of our assets or the value of any particular security or other asset. Moreover, the values of some of our assets may not be precisely valued, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances and we may not meet the IRS safe harbor described above with respect to one or more of our mezzanine loans, which could affect the application of the REIT asset tests. Accordingly, there can be no assurance that the IRS will not contend that our assets do not meet the requirements of the REIT asset tests.
Relief from Violations; Reasonable Cause
The Internal Revenue Code provides relief from violations of the REIT gross income requirements, as described above under “— Income Tests — Failure to Satisfy the Income Tests,” in cases where a violation is due to reasonable cause and not to willful neglect, and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation. In addition, certain provisions of the Internal Revenue Code extend similar relief in the case of certain violations of the REIT asset requirements (see “— Asset Tests — Failure to Satisfy the Asset Tests” above) and other REIT requirements (see “—Failure to Qualify” below), again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met, including the payment of a penalty tax. If we did not have reasonable cause for a failure, we would fail to qualify as a REIT. Whether we would have reasonable cause for any such failure cannot be known with certainty because the determination of whether reasonable cause exists depends on the facts and circumstances at the time and we cannot provide any assurance that we in fact would have reasonable cause for a particular failure or that the IRS would not successfully challenge our view that a failure was due to reasonable cause. Moreover, we may be unable to actually rectify a failure and restore asset test compliance within the required timeframe due to our inability to transfer or otherwise dispose of assets, including as a result of restrictions on transfer imposed by our lenders or undertakings with our co-investors and/or the inability to acquire additional qualifying assets due to transaction risks, access to additional capital or other considerations. If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, if such relief provisions are available, the amount of any resultant penalty tax could be substantial.
Annual Distribution Requirements
To qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to (A) the sum of (1) 90% of our “REIT taxable income;” and (2) 90% of our after-tax net income, if any, from foreclosure property; minus (B) the excess of the sum of certain items of non-cash income over 5% of our “REIT taxable income.” In general, “REIT taxable income” means taxable income without regard to the dividends paid deduction and excluding any net capital gain. We have recorded net operating losses and may record significant net operating losses in the future, which may reduce our taxable income in future periods and reduce the amount of dividends we are obligated to pay, if any, for such periods in order to maintain our REIT qualification. Any net operating losses generated in years beginning after December 31, 2017 will only be able to offset 80% of our net taxable income (determined without regard to the dividends paid deduction), except to the extent those losses are utilized in taxable years prior to 2021. In addition, in order to qualify as a REIT for any taxable year, we are required to distribute prior to the end of such year any earnings and profits from any non-REIT taxable year. We believe that we have satisfied this requirement.
We are required to distribute income, if any, in the taxable year in which it is earned or in the following taxable year if such dividend distributions are declared in October, November or December of the taxable year, payable to stockholders of record on a specified date during such period and paid during January of the following year. Such distributions are treated as paid by us and received by our stockholders on December 31 of the year in which they are declared. In addition, at our election, a distribution for a taxable year may be declared before we timely file our tax return, provided we pay such distribution with or before our first regular dividend payment following such declaration, and such payment is made during the twelve-month period following the close of such taxable year. These distributions are taxable to holders of common stock in the year in which they are paid, even though these distributions relate to our prior year for purposes of our 90% distribution requirement.
For taxable years prior to January 1, 2015, in order for distributions to be counted towards our distribution requirement and to give rise to a tax deduction by us, they could not be “preferential dividends.” A dividend is not a preferential dividend if it is distributed pro rata among all outstanding shares of stock within a particular class and in accordance with the preferences among different classes of stock as set forth in the organizational documents. Beginning in 2015, these preferential dividend limitations no longer apply to us during any period that we are treated as a publicly offered REIT.
To the extent that we distribute at least 90%, but less than 100% of our “REIT taxable income,” we will be subject to tax at regular corporate tax rates on the retained portion. In addition, we may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect to have each stockholder include its proportionate share of such undistributed long-term capital gains in its income and receive a corresponding credit for its proportionate share of the tax paid by us. Each stockholder would then increase its adjusted basis in our stock by the difference between the designated amount included in its long-term capital gain and the tax deemed paid with respect to its proportionate share. Stockholders that are U.S. corporations would also appropriately adjust their earnings and profits for the retained capital gains in accordance with Treasury regulations to be promulgated.
From time to time we may not have sufficient cash or other liquid assets to meet the above distribution requirements due to timing differences between the actual receipt of cash, including the receipt of distributions from any partnership subsidiaries, and payment of expenses, and the inclusion of income and deduction of expenses in arriving at our taxable income. For example, we may acquire debt instruments or notes whose face value may exceed their issue price as determined for U.S. federal income tax purposes, resulting in original issue discount, such that we will be required to include in our income a portion of the original issue discount each year that the instrument is held before we receive any corresponding cash. Furthermore, we will likely invest in assets that accrue market discount, which may require us to defer a portion of the interest deduction for interest paid on debt incurred to acquire or carry such assets. In addition, we generally are required to include certain amounts in income no later than the time that the amounts are reflected on our financial statements, which could cause us to be required to take income into account earlier than under general tax principles, resulting in “phantom income.” If these timing differences occur, in order to meet the REIT distribution requirements, we may need to arrange for short-term, or possibly long-term, borrowings, or to pay dividends in the form of taxable stock dividends. In the case of a taxable stock dividend, stockholders would be required to include the dividend as income and would be required to satisfy the tax liability associated with the distribution with cash from other sources including sales of our common stock. Both a taxable stock distribution and sale of common stock resulting from such distribution could adversely affect the price of our common stock.
Under certain circumstances, we may be able to rectify a failure to meet a distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being subject to tax on amounts distributed as deficiency dividends. We will be required, however, to pay interest and a penalty based upon the amount of any deduction claimed for deficiency dividends.
If we fail to distribute on an annual basis at least the sum of (a) 85% of our ordinary income for such year, (b) 95% of our capital gain net income for such year and (c) any undistributed taxable income from prior periods, we will be subject to a non-deductible 4% excise tax on the excess of such required distribution amount over the sum of (1) the amounts actually distributed (taking into account excess distributions from prior periods) and (2) the retained amounts on which we have paid U.S. federal corporate income tax. We intend to make timely distributions so that we are not subject to the non-deductible 4% excise tax.
Recordkeeping Requirements
We are required to maintain records and request on an annual basis information from specified stockholders. These requirements are designed to assist us in determining the actual ownership of our outstanding stock and maintaining our qualification as a REIT.

Prohibited Transactions
Net income we derive from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held as inventory or primarily for sale to customers in the ordinary course of a trade or business by a REIT, by a lower-tier partnership in which the REIT holds an equity interest or by a borrower that has issued a shared appreciation mortgage or similar debt instrument in the REIT. We intend to conduct our operations so that no asset owned by us or our pass-through subsidiaries will be treated as held as inventory or primarily for sale to customers, and that a sale of any assets owned by us directly or through a pass-through subsidiary will not be treated as in the ordinary course of business. However, whether property is held as inventory or “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any particular property in which we hold a direct or indirect interest will not be treated as property held as inventory or primarily for sale to customers, or that the safe-harbor provision of the Internal Revenue Code will apply. The 100% tax will not apply to gains from the sale of property by any taxable REIT subsidiary or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate income tax rates. To the extent that we were to sell loans or participations therein or hold any assets for sale that we believe could subject us to the prohibited transaction tax, we intend to hold such assets through a taxable REIT subsidiary.
The Internal Revenue Code provides a safe harbor for the sale of a real estate asset that, if met, allows us to avoid being treated as engaged in a prohibited transaction. In order to meet the safe harbor, among other things, (i) we must have held the property for at least two years (and, in the case of property which consists of land or improvements not acquired through foreclosure or deed in lieu of foreclosure, or lease termination, we must have held the property for two years for the production of rental income), (ii) we must not have made capital expenditures on the property in the two years preceding the sale in an amount that exceeds 30% of the net selling price of the property, and (iii) either (a) we have not made more than seven sales of property (excluding certain property obtained through foreclosure or sales to which Section 1033 of the Internal Revenue Code applies) for the taxable year, (b) the aggregate tax basis of property (other than sales of foreclosure property or sales to which Section 1033 of the Internal Revenue Code applies) sold during the taxable year does not exceed 10% of the aggregate tax basis of all of our assets as of the beginning of the taxable year, (c) the aggregate fair market value of property (other than sales of foreclosure property or sales to which Section 1033 of the Internal Revenue Code applies) sold during the taxable year does not exceed 10% of the aggregate fair market value of all of our assets as of the beginning of the taxable year, (d) the aggregate tax basis of property (other than sales of foreclosure property or sales to which Section 1033 of the Internal Revenue Code applies) sold during the taxable year does not exceed 20% of the aggregate tax basis of all of our assets as of the beginning of the taxable year and the 3-year average adjusted bases percentage for the taxable year does not exceed 10%, or (e) the aggregate fair market value of property (other than sales of foreclosure property or sales to which Section 1033 of the Internal Revenue Code applies) sold during the taxable year does not exceed 20% of the aggregate fair market value of all of our assets as of the beginning of the taxable year and the 3-year average fair market value percentage for the taxable year does not exceed 10%, and (iv) in the case of clauses (iii)(b) through (e), substantially all of the marketing and development expenditures with respect to the property sold are made through an independent contractor from whom we derive no income or through a taxable REIT subsidiary. For these purposes, the sale of more than one property to one buyer as part of one transaction constitutes one sale. There is limited, if any, applicable precedent with respect to the application of certain requirements of the foregoing safe harbor. Accordingly, although we have relied on the safe harbor with respect to certain sales of property, there can be no assurance that the IRS would not successfully contend that such a sale of property was a prohibited transaction.
Foreclosure Property
We generally will be subject to tax at the maximum corporate rate (currently 21%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise constitute qualifying income for purposes of the 75% gross income test. Foreclosure property is real property (including interests in real property) and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was made, entered into or acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. We have made foreclosure property elections with respect to certain of our properties, and we expect to make the foreclosure property election with respect to other properties we acquire through foreclosure if the election is available (which may not be the case if we acquire “distressed loans”). The income related to properties for which a foreclosure property election is made that otherwise would be non-qualifying for purposes of the REIT gross income tests, and is therefore subject to U.S. federal income tax at a 21% rate, could be material.
Failure to Qualify
In the event we violate a provision of the Internal Revenue Code that would result in our failure to qualify as a REIT, specified relief provisions will be available to us to avoid such disqualification if (1) the violation is due to reasonable cause and not due to willful neglect, (2) we pay a penalty of $50,000 for each failure to satisfy a requirement for qualification as a REIT and (3) the violation does not include a violation of the gross income or asset tests described above (for which other specified relief provisions are available). This cure provision reduces the instances that could lead to our disqualification as a REIT for violations due to reasonable cause.
If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions of the Internal Revenue Code do not apply, we will be subject to tax, and possibly increased state and local taxes, on our taxable income at regular corporate rates. Such taxation would reduce the cash available for distribution by us to our stockholders. Distributions to our stockholders in any year in which we fail to qualify as a REIT would not be deductible by us and we would not be required to distribute any amounts to our stockholders. In this situation, to the extent of current and accumulated earnings and profits, and, subject to limitations of the Internal Revenue Code, dividends received by non-corporate stockholders would generally be taxable as qualified dividend income at a maximum rate of 20%, and dividends received by our corporate U.S. stockholders may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, we would also be disqualified from taxation as a REIT for the four taxable years following the year during which we lost our qualification. It is not possible to state whether in all circumstances we would be entitled to statutory relief.
Tax Aspects of Investments in Partnerships
General
We may hold investments through entities that are classified as partnerships for U.S. federal income tax purposes. In general, partnerships are “pass-through” entities that are not subject to U.S. federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are subject to tax on such items without regard to whether the partners receive a distribution from the partnership. We will include in our income our proportionate share of these partnership items for purposes of the various REIT gross income tests, based on our capital interest in such partnerships, and we will include our share of partnership items in our computation of our taxable income. Moreover, for purposes of the REIT asset tests, we will include our proportionate share of assets held by subsidiary partnerships, based on our capital interest in such partnerships (other than for purposes of the 10% value test, for which the determination of our interest in partnership assets will be based on our proportionate interest in any securities issued by the partnership, excluding for these purposes certain securities as described in the Internal Revenue Code). See “— Effect of Subsidiary Entities — Ownership of a Partnership Interest” above. Consequently, to the extent that we hold an equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even though we may have no control, or have only limited influence, over the partnership.

Entity Classification
The investment by us in partnerships involves special tax considerations, including the possibility of a challenge by the IRS of the status of any of our subsidiary partnerships as a partnership, as opposed to an association taxable as a corporation, for U.S. federal income tax purposes. If any of these entities were treated as an association for U.S. federal income tax purposes, it would be taxable as a corporation and, therefore, would be subject to an entity-level tax on its net income. In such a situation, the character of our assets and items of our gross income would change and could preclude us from satisfying the REIT asset tests (particularly the tests generally preventing a REIT from owning more than 10% of the voting securities, or more than 10% of the value of the securities, of a corporation) or the gross income tests as discussed in “— Asset Tests” and “— Income Tests” above, and in turn could prevent us from qualifying as a REIT. See “— Failure to Qualify,” above, for a discussion of the effect of our failure to meet these tests for a taxable year. In addition, any change in the status of any of our subsidiary partnerships for U.S. federal income tax purposes might be treated as a taxable event, in which case we could have taxable income that is subject to the REIT distribution requirements without receiving any cash.
Allocations with Respect to Partnership Properties
Under the Internal Revenue Code and the Treasury regulations, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes in a manner such that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property and the adjusted tax basis of such property at the time of the contribution (a “book-tax difference”). Such allocations are solely for U.S. federal income tax purposes and do not affect the partnership’s capital accounts or the other economic or legal arrangements among the partners.
To the extent that any of our subsidiary partnerships acquire appreciated (or depreciated) properties by way of capital contributions, allocations would need to be made in a manner consistent with these requirements. As a result, we could be allocated greater (or lesser) amounts of depreciation and taxable income in respect to such contributed properties than would have been the case if all of the partnership’s assets had been acquired in exchange for cash at their agreed upon fair market value.
Taxation of Taxable U.S. Stockholders
When we use the term “U.S. stockholder,” we mean a beneficial owner of shares of our stock who is, for U.S. federal income tax purposes:
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a citizen or resident of the United States;

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a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or of any state thereof or in the District of Columbia;

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an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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a trust (a) whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (b) that has a valid election in place to be treated as a U.S. person.

If a partnership (or other entity treated as a partnership for U.S. tax purposes) holds shares of our stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding shares of our stock, you should consult your tax advisor regarding the consequences of your ownership and disposition of shares of our stock.
Distributions Generally
Provided that we continue to qualify as a REIT, distributions out of our current or accumulated earnings and profits, other than capital gain dividends, will generally be taxable to our U.S. stockholders as ordinary income. For this purpose, our earnings and profits will be allocated first to our outstanding preferred shares, and then to our outstanding common shares. Provided we qualify as a REIT, our dividends will not be eligible for the dividends received deduction generally available to U.S. stockholders that are corporations.
Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates that are typically applicable to non-corporate U.S. stockholders who receive dividends from taxable C corporations. However, for taxable years beginning after December 31, 2017 and before January 1, 2026, pursuant to Section 199A of the Internal Revenue Code, non-corporate taxpayers may deduct up to 20% of certain qualified business income, including “qualified REIT dividends” (generally, dividends received by a REIT stockholder that are not designated as capital gain dividends or qualified dividend income), subject to certain limitations, resulting in an effective maximum U.S. federal income tax rate of 29.6% on such income. Pursuant to recently finalized Treasury regulations, in order for a dividend paid by a REIT to be eligible to be treated as a “qualified REIT dividend,” the U.S. stockholder must meet two holding period-related requirements. First, the U.S. stockholder must hold the REIT stock for a minimum of 46 days during the 91-day period that begins 45 days before the date on which the REIT stock becomes ex-dividend with respect to the dividend. Second, the qualifying portion of the REIT dividend is reduced to the extent that the U.S. stockholder is under an obligation (whether pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property. In addition, proposed Treasury regulations provide that shareholders of RICs are also entitled to the 20% deduction with respect to certain “Section 199A dividends” that are attributable to qualified REIT dividends received by such RICs. Although these proposed Treasury regulations are not currently effective, taxpayers may rely on them pending their finalization or withdrawal. Prospective investors should consult their tax advisors concerning the applicability of these rules and any limitations on the ability to deduct all or a portion of dividends received on our securities.
With respect to U.S. stockholders who are taxed at the rates applicable to individuals, we may elect to designate a portion of our distributions paid to such U.S. stockholders as “qualified dividend income.” A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. stockholders as capital gain, provided that the U.S. stockholder has held the common stock with respect to which the distribution is made for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which such common stock became ex-dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of: (i) the excess of any undistributed “REIT taxable income” that we retained from the immediately preceding year, and on which we were subject to corporate level tax, (ii) dividends we receive from taxable domestic C corporations (including taxable REIT subsidiaries) and certain foreign corporations, insofar as specified holding period and other requirements are met, and (iii) income from sales of appreciated property acquired from C corporations in carryover basis transactions on which we have been subject to tax, provided that, in no case may the amount we designate as qualified dividend income exceed the amount we distribute to our stockholders as dividends with respect to the taxable year.
To the extent that we make distributions in excess of our current and accumulated earnings and profits, these distributions will be treated as a tax-free return of capital to each U.S. stockholder, and will reduce the adjusted tax basis which each U.S. stockholder has in its shares of stock by the amount of the distribution, but not below zero. Return of capital distributions in excess of a U.S. stockholder’s adjusted tax basis in its shares will be taxable as capital gain, provided that the shares have been held as capital assets, and will be taxable as long-term capital gain if the shares have been held for more than one year.
Dividends we declare in October, November, or December of any year and pay to a stockholder of record on a specified date in any of those months will be treated as both paid by us and received by the stockholder on December 31 of that year, provided we pay the dividend in January of the following year. Stockholders may not include in their own income tax returns any of our net operating losses or capital losses, or any credits for foreign taxes incurred by us. In addition stockholders are not allowed to use any of their net operating losses to offset any portion of our dividends treated as excess inclusion income. See “— Excess Inclusion Income.” As required by IRS guidance, we intend to notify our stockholders if a portion of a dividend paid by us is attributable to excess inclusion income.

Capital Gain Distributions
Distributions designated as net capital gain dividends will be taxable to U.S. stockholders as capital gain income. Such capital gain income will be taxable to U.S. stockholders at a maximum rate of 20% in the case of non-corporate U.S. stockholders and 21% for corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum U.S. federal income tax rate for U.S. stockholders who are individuals to the extent of previously claimed depreciation deductions. U.S. stockholders that are corporations may be required to treat up to 20% of certain capital gain dividends as ordinary income.
Retention of Net Capital Gains
We may elect to retain, rather than distribute as a capital gain dividend, our net capital gains. If we make this election, we would pay tax on such retained capital gains. In such a case, our stockholders would generally:
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include their proportionate share of our undistributed net capital gains in their taxable income;

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receive a credit for their proportionate share of the tax paid by us; and

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increase the adjusted basis of their stock by the difference between the amount of their capital gain and their share of the tax paid by us.

Dispositions of Our Stock
If you are a U.S. stockholder and you sell or dispose of your shares of our stock, you will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the sum of the amount of cash and the fair market value of any property you receive on the sale or other disposition and your adjusted tax basis in the shares of our stock. In general, a U.S. stockholder’s adjusted tax basis will equal the U.S. stockholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on it and reduced by returns of capital. In general, capital gains recognized by non-corporate U.S. stockholders upon the sale or disposition of shares of our stock will be subject to a maximum U.S. federal income tax rate of 20% if the shares are held for more than 12 months, and will be taxed at ordinary income rates (of up to 37% for taxable years beginning after December 31, 2017 and before January 1, 2026) if the shares are held for 12 months or less. Gains recognized by U.S. stockholders that are corporations are subject to U.S. federal income tax at a maximum rate of 21%, whether or not classified as long-term capital gains. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for non-corporate holders) to a portion of capital gain realized by a non-corporate holder on the sale of REIT stock or depositary shares that would correspond to the REIT’s “unrecaptured Section 1250 gain.”
Holders are advised to consult with their tax advisors with respect to their capital gain tax liability. Capital losses recognized by a U.S. stockholder upon the disposition of our common stock are generally available only to offset capital gain income of the U.S. stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, if you are a U.S. stockholder and you recognize loss upon the sale or other disposition of stock that you have held for six months or less, the loss you recognize will be treated as a long-term capital loss to the extent you received distributions from us which were required to be treated as long-term capital gains.
If a U.S. stockholder recognizes a loss upon a subsequent disposition of shares of our common stock in an amount that exceeds a prescribed threshold, it is possible that the provisions of the Treasury regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss generating transaction to the IRS. While these regulations are directed towards “tax shelters,” they are broadly written, and apply to transactions that would not typically be considered tax shelters. Significant penalties apply for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of shares of our common stock, or transactions that might be undertaken directly or indirectly by us. Moreover, you should be aware that we and other participants in transactions involving us (including our advisors) might be subject to disclosure or other requirements pursuant to these regulations.
Passive Activity Losses and Investment Interest Limitations
Distributions we make and gain arising from the sale or exchange by a U.S. stockholder of our common stock will not be treated as passive activity income. As a result, U.S. stockholders will not be able to apply any “passive losses” against income or gain relating to our stock. Distributions we make, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation, but the foregoing rule will not apply to distributions representing dividends to the extent such amounts are taxed at the preferential rates as discussed above unless the U.S. stockholders elect to be taxed on such amounts at a higher rate.
Medicare Tax on Unearned Income
Certain non-corporate U.S. stockholders must pay an additional 3.8% tax on, among other things, dividends on and capital gains from the sale or other disposition of our common stock. U.S. stockholders should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of our common stock. The temporary 20% deduction currently allowed by Section 199A of the Internal Revenue Code, with respect to ordinary REIT dividends received by non-corporate taxpayers, is allowed only for Chapter 1 of the Internal Revenue Code and thus is not allowed as a deduction allocable to such dividends for purposes of determining the amount of net investment income subject to the 3.8% Medicare tax, which is imposed under Section 2A of the Internal Revenue Code. U.S. stockholders should consult their tax advisors regarding this tax on net investment income.
Taxation of Tax-Exempt U.S. Stockholders
U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income. Except as provided below, the IRS has ruled that amounts distributed as dividends by a REIT do not constitute unrelated business taxable income when received by a tax-exempt entity, provided that the shares of the REIT are not otherwise used in an unrelated trade or business. Based on that ruling, provided that a tax-exempt U.S. stockholder has not held its shares as “debt financed property” within the meaning of the Internal Revenue Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder), and we do not hold an asset that gives rise to “excess inclusion income” (see “Effect of Subsidiary Entities — Taxable Mortgage Pools” and “— Excess Inclusion Income”), dividend income on our stock and income from the sale of our stock should not be unrelated business taxable income to a tax-exempt U.S. stockholder. We may engage in transactions that would result in a portion of our dividend income being considered “excess inclusion income,” and accordingly, a portion of our dividends received by a tax-exempt U.S. stockholder could be treated as unrelated businesses taxable income. See “— Excess Inclusion Income.”
For tax-exempt U.S. stockholders which are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9) and (c)(17) of the Internal Revenue Code, respectively, income from an investment in our common stock will constitute unrelated business taxable income unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its investment in our common stock. These prospective investors should consult their tax advisors concerning these “set aside” and reserve requirements.
Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” may be treated as unrelated business taxable income as to any pension trust which:
•
is described in Section 401(a) of the Internal Revenue Code;

•
is tax-exempt under Section 501(a) of the Internal Revenue Code; and

•
holds more than 10%, by value, of the interests in the REIT.

Tax-exempt pension funds that are described in Section 401(a) of the Internal Revenue Code are referred to below as “qualified trusts.” A REIT is a “pension-held REIT” if:
•
it would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Internal Revenue Code provides that stock owned by a qualified trust is treated, for purposes of the 5/50 test, as owned by the beneficiaries of the trust, rather than by the trust itself; and

•
either at least one qualified trust holds more than 25%, by value, of the interests in the REIT, or one or more qualified trusts, each of which owns more than 10%, by value, of the interests in the REIT, holds in the aggregate more than 50%, by value, of the interests in the REIT.

The percentage of any REIT dividend treated as unrelated business taxable income is equal to the ratio of:
•
the unrelated business taxable income earned by the REIT, treating the REIT as if it were a qualified trust and therefore subject to tax on unrelated business taxable income, to

•
the total gross income of the REIT.

A de minimis exception applies where the percentage is less than 5% for any year. As a result of the limitations on the transfer and ownership of stock contained in our charter, we do not expect to be classified as a “pension-held REIT.”
Excess Inclusion Income
A portion of our net income (and, therefore, a portion of the dividends payable by us) may be treated as excess inclusion income from a residual interest in a REMIC or taxable mortgage pool, which may constitute unrelated business taxable income to a tax-exempt U.S. stockholder. See “— Excess Inclusion Income.” Although we do not currently own any residual interests in a REMIC or taxable mortgage pool, it is possible that we may own such interests in the future. Prospective stockholders should consult their tax advisors regarding the U.S. federal income tax consequences to them of incurring excess inclusion income.
Tax-exempt U.S. stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign tax consequences of owning our stock.
Taxation of Non-U.S. Stockholders
The rules governing U.S. federal income taxation of beneficial owners of our stock that are not U.S. stockholders, or Non-U.S. stockholders, are complex and no attempt will be made herein to provide more than a summary of such rules. This discussion is based on current law and addresses only select and not all aspects of U.S. federal income taxation.
PROSPECTIVE NON-U.S. STOCKHOLDERS SHOULD CONSULT THEIR TAX ADVISORS TO DETERMINE THE IMPACT OF FOREIGN, U.S. FEDERAL, STATE, AND LOCAL INCOME TAX LAWS WITH REGARD TO AN INVESTMENT IN OUR COMMON STOCK AND OF OUR ELECTION TO BE TAXED AS A REIT INCLUDING ANY REPORTING REQUIREMENTS.
Distributions to Non-U.S. stockholders that are not attributable to gain from sales or exchanges by us of U.S. real property interests, not designated by us as capital gain dividends or retained capital gains, and not effectively connected with a U.S. trade or business of the Non-U.S. stockholder, generally will be treated as ordinary income and will be subject to a withholding tax equal to 30% of the distribution unless an applicable tax treaty reduces or eliminates that tax. In general, Non-U.S. stockholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock except to the extent described below. However, if income from an investment in our stock is treated as effectively connected with the Non-U.S. stockholder’s conduct of a U.S. trade or business, the Non-U.S. stockholder generally will be subject to U.S. federal income tax at graduated rates, in the same manner U.S. stockholders are taxed with respect to such distributions (and also may be subject to the 30% branch profits tax in the case of a Non-U.S. stockholder that is a corporation). We expect to withhold U.S. income tax at the rate of 30% on the gross amount of any distributions made to a Non-U.S. stockholder unless: (1) a lower treaty rate applies and any required form, such as an applicable IRS Form W-8, evidencing eligibility for that reduced rate is provided by the Non-U.S. stockholder to us; (2) the Non-U.S. stockholder provides us with an IRS Form W-8ECI certifying that the distribution is effectively connected income; or (3) the Non-U.S. stockholder provides us with any other IRS Form W-8 establishing an exemption to such withholding tax.
Any portion of the dividends paid to Non-U.S. stockholders that is treated as excess inclusion income will not be eligible for exemption from the 30% withholding tax or a reduced treaty rate. See “— Excess Inclusion Income.”
Distributions in excess of our current and accumulated earnings and profits will not be taxable to a stockholder to the extent that such distributions do not exceed the adjusted basis of the stockholder’s stock, but rather will reduce the adjusted basis of such shares. To the extent that distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a Non-U.S. stockholder’s stock, such distributions will give rise to tax liability if the Non-U.S. stockholder would otherwise be subject to U.S. federal income tax on any gain from the sale or disposition of its stock, as described below. Because it generally cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the entire amount of any distribution normally will be subject to withholding at the same rate as a dividend. However, amounts so withheld are refundable to the extent it is subsequently determined that such distribution was, in fact, in excess of our current and accumulated earnings and profits. To the extent that our stock is subject to tax under FIRPTA, as further discussed below, we will also be required to withhold 15% of any distribution in excess of our current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, any portion of a distribution not subject to withholding at a rate of 30% may be subject to withholding at a rate of 15%.
For any year in which we qualify as a REIT, distributions that are attributable to gain from sale or exchange of a U.S. real property interest held by us directly or through pass-through subsidiaries, which includes certain interests in U.S. real property, but generally does not include mortgage loans, will be taxed to a Non-U.S. stockholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”). We hold both assets that constitute U.S. real property interests and assets that do not. To the extent our assets do not constitute U.S. real property interests, distributions by us from the sales of such assets will not be subject to tax under the FIRPTA rules. Under FIRPTA, distributions attributable to gain from sales of U.S. real property interests are taxed to Non-U.S. stockholders as if such gain were effectively connected with a U.S. trade or business. Non-U.S. stockholders thus will be taxed at the normal capital gain rates applicable to U.S. stockholders, and will also be subject to a 21% U.S. federal withholding tax on such distributions. Distributions subject to FIRPTA also may be subject to the 30% branch profits tax in the hands of a Non-U.S. stockholder that is a corporation. However, the FIRPTA withholding tax will not apply to any capital gain dividend with respect to any class of our stock that is regularly traded on an established securities market located in the United States if the Non-U.S. stockholder did not own more than 10% of such class of stock at any time during the taxable year. Instead, any such capital gain dividend will be treated as a distribution subject to the rules applicable to ordinary dividends discussed above. Also, the branch profits tax will not apply to such a distribution.
Gain recognized by a Non-U.S. stockholder upon a sale of our stock generally will not be taxed under FIRPTA if we are a “domestically controlled REIT,” which is a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by Non-U.S. persons. Although we currently believe that we are a domestically controlled REIT, because our stock is publicly traded, no assurance can be given that we are or will remain a domestically controlled REIT. Even if we do not qualify as a domestically controlled REIT, an alternative exemption to tax under FIRPTA might be available if either (a) we are not (and have not been for the five year period prior to the sale) a U.S. real property holding corporation (as defined in the Internal Revenue Code and applicable Treasury regulations to generally include a corporation, 50% or more of the assets of which consist of U.S. real property interests) or (b) the selling Non-U.S. stockholder owns, actually or constructively, 10% or less of our stock throughout a specified testing period and our shares are regularly traded (as defined in applicable Treasury regulations) on an established securities market. If we do not qualify as a domestically controlled REIT and a Non-U.S. stockholder does not qualify for the above exception, amounts realized by such Non-U.S. stockholder upon a sale of our stock generally will be subject to withholding under FIRPTA at a rate of 15%, including applicable alternative minimum tax (and a special alternative minimum tax in the case of non-resident alien individuals).

Notwithstanding the foregoing, if (i) a Non-U.S. stockholder disposes of our stock during the 30-day period preceding a dividend payment, (ii) such Non-U.S. stockholder (or a person related to such Non-U.S. stockholder) acquires or enters into a contract or option to acquire our stock within 61 days of the 1st day of the 30-day period described above, (iii) if shares of our common stock are “regularly traded” on an established securities market in the United States, such Non-U.S. stockholder has owned more than 10% of our common stock at any time during the one-year period ending on the date of such distribution, and (iv) any portion of such dividend payment would, but for the disposition, be subject to tax under FIRPTA to such Non-U.S. stockholder, then such Non-U.S. stockholder will be subject to tax under FIRPTA in an amount that, but for the disposition, would have been subject to tax under FIRPTA.
Gain not subject to FIRPTA will be taxable to a Non-U.S. stockholder if: (1) the Non-U.S. stockholder’s investment in the stock is effectively connected with a U.S. trade or business, in which case the Non-U.S. stockholder will generally be subject to the same treatment as U.S. stockholders with respect to such gain, and in the case of any corporate Non-U.S. stockholder will also be subject to the branch profits tax; or (2) the Non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and other conditions are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains. If the gain on the sale of the stock were to be subject to taxation under FIRPTA, the Non-U.S. stockholder would be subject to the same treatment as U.S. stockholders with respect to such gain.
Backup Withholding and Information Reporting
We report to our U.S. stockholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. stockholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. stockholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. In addition, we may be required to withhold a portion of capital gain distribution to any U.S. stockholder who fails to certify their non-foreign status.
We must report annually to the IRS and to each Non-U.S. stockholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the Non-U.S. stockholder resides under the provisions of an applicable income tax treaty. A Non-U.S. stockholder may be subject to backup withholding unless applicable certification requirements are met.
Payment of the proceeds of a sale of our common stock within the U.S. is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a Non-U.S. stockholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of our common stock conducted through certain U.S. related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a Non-U.S. stockholder and specified conditions are met or an exemption is otherwise established.
Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules may be allowed as a refund or a credit against such stockholder’s U.S. federal income tax liability provided the required information is furnished to the IRS.
Foreign Accounts
Withholding taxes may be imposed on certain U.S. source payments made to “foreign financial institutions” and certain other non-U.S. entities under the Foreign Account Tax Compliance Act, or FATCA. Under FATCA, the failure to comply with additional certification, information reporting and other specified requirements could result in withholding tax being imposed on payments of dividends and sales proceeds to U.S. stockholders (as defined above) who own our common stock through foreign accounts or foreign intermediaries and to certain Non-U.S. stockholders. A 30% withholding tax may be imposed on dividends on our common stock paid to a foreign financial institution or to a foreign entity other than a financial institution, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or (ii) the foreign entity that is not a financial institution either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. If the payee is a foreign financial institution (that is not otherwise exempt), it must either enter into an agreement with the U.S. Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements, or in the case of a foreign financial institution that is resident in a jurisdiction that has entered into an intergovernmental agreement to implement FATCA, comply with the revised diligence and reporting obligations of such intergovernmental agreement. Prospective investors should consult their tax advisors regarding FATCA.
State, Local and Foreign Taxation
We may be required to pay state, local and foreign taxes in various state, local and foreign jurisdictions, including those in which we transact business or make investments, and our stockholders may be required to pay state, local and foreign taxes in various state, local and foreign jurisdictions, including those in which they reside. Our state, local and foreign tax treatment may not conform to the U.S. federal income tax consequences summarized above. In addition, your state, local and foreign tax treatment may not conform to the U.S. federal income tax consequences summarized above. Consequently, you should consult your tax advisor regarding the effect of state, local and foreign tax laws on an investment in our securities.
Possible Legislative or Other Actions Affecting REITs
The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to the tax law, which may have retroactive application, could adversely affect us and our investors. It cannot be predicted whether, when, in what forms, or with what effective dates, the tax law applicable to us or our investors will be changed. Prospective investors are urged to consult with their tax advisors regarding the potential effects of legislative, regulatory, or administrative developments on an investment in our common shares.

PLAN OF DISTRIBUTION
We and/or any selling security holder may sell the securities offered by this prospectus to one or more underwriters for public offering and sale by them or sell the securities to investors directly or through agents. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement.
Underwriters or agents may offer and sell the securities at a fixed price or prices, which may be changed, related to the prevailing market prices at the time of sale or at negotiated prices. We and/or any selling security holder also may, from time to time, authorize underwriters acting as agents to offer and sell the securities to purchasers upon the terms and conditions set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters or agents may be deemed to have received compensation from us and/or any selling security holder in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters or agents may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any selling stockholders participating in the distribution of the securities covered by this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions received by such persons may be deemed to be underwriting commissions under the Securities Act.
Underwriters or agents could make sales in privately negotiated transactions and any other method permitted by law. Securities may also be sold in one or more of the following transactions: (a) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the securities as agent but may position and resell all or a portion of the block as principal to facilitate the transaction; (b) purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement; (c) a special offering, an exchange distribution or a secondary distribution in accordance with applicable New York Stock Exchange or other stock exchange rules; (d) ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers; (e) sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for shares; (f) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers; and (g) through a combination of any of these methods. Broker-dealers may also receive compensation from purchasers of these securities which is not expected to exceed that customary in the types of transactions involved.
Any underwriting compensation paid by us and/or any selling security holder to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with us and/or any selling security holder, to indemnification against and contribution toward civil liabilities, including liabilities under the Securities Act.
Any securities issued by us (other than common stock) will be new issues of securities with no established trading market. Any underwriters or agents to or through whom such securities are sold by us for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you as to the liquidity of the trading market for any such securities.
In connection with the offering of the securities described in this prospectus and an accompanying prospectus supplement, certain underwriters and selling group members and their respective affiliates, may engage in transactions that stabilize, maintain or otherwise affect the market price of the security being offered. These transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which these persons may bid for or purchase securities for the purpose of stabilizing their market price.

The underwriters in an offering of these securities may also create a “short position” for their account by selling more equity securities or a larger principal amount of debt securities in connection with the offering than they are committed to purchase from us and/or any selling security holder. In that case, the underwriters could cover all or a portion of the short position by either purchasing the securities in the open market following completion of the offering or by exercising any over-allotment option granted to them by us and/or any selling security holder. In addition, the managing underwriter may impose “penalty bids” under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession for the securities that is distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in an accompanying prospectus supplement may result in the maintenance of the price of our securities at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.
Any underwriters and their affiliates may be customers of, engage in transactions with and perform services for us and/or any selling security holder in the ordinary course of business.
Some of the securities covered by this prospectus may be sold by the selling security holders in private transactions or under Rule 144 under the Securities Act rather than pursuant to this prospectus.

LEGAL MATTERS
Certain legal matters in connection with the offering of the securities will be passed upon for us by Clifford Chance US LLP, New York, New York, and certain legal matters of Maryland law in connection with the offering of the securities will be passed upon for us by Venable LLP, Baltimore, Maryland. If the validity of any securities is also passed upon by counsel for the underwriters of an offering of those securities, that counsel will be named in the prospectus supplement relating to that offering.

EXPERTS
The financial statements, and the related financial statement schedules, incorporated in this prospectus by reference from iStar Inc.’s Annual Report on Form 10-K, and the effectiveness of iStar Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
The consolidated financial statements for the year ended December 31, 2017 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
We are incorporating by reference in this prospectus the following documents which we have previously filed with the Securities and Exchange Commission under the File Number 001-15371:
(1)
Annual Report on Form 10-K for fiscal year ended December 31, 2019.

(2)
Definitive Proxy Statement dated April 10, 2020, as amended by Amendment No. 1 dated April 21, 2020.

(3)
Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020.

(4)
Current Reports on Form 8-K filed on January 15, 2020, February 13, 2020, February 24, 2020 (solely portions filed and not furnished) and June 1, 2020.

(5)
The description of our common stock contained in Exhibit 4.14 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, including any amendments or reports filed for the purpose of updating such description.

Whenever after the date of this prospectus we file reports or documents under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, those reports and documents will be deemed to be part of this prospectus from the time they are filed. If anything in a report or document we file after the date of this prospectus changes anything in it, this prospectus will be deemed to be changed by that subsequently filed report or document beginning on the date the report or document is filed.
We will provide to each person to whom a copy of this prospectus is delivered a copy of any or all of the information that has been incorporated by reference in this prospectus, but not delivered with this prospectus. We will provide this information at no cost to the requestor upon written or oral request addressed to iStar Inc., 1114 Avenue of the Americas, New York, New York 10036, attention: Investor Relations Department (Telephone: (212) 930-9400).

INFORMATION WE FILE
We file annual, quarterly and current reports, proxy statements and other materials with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers (including us) that file electronically with the SEC. The address of that site is http://www.sec.gov. You can also find information about us by visiting our website at www.istar.com. Information contained in these websites does not constitute part of this prospectus.

PART II
Item 14.
Other Expenses Of Issuance And Distribution.

The estimated expenses in connection with this registration statement, other than underwriting discounts and commissions, are as follows:
SEC registration fee		$(1)
Legal fees and expenses		(2)
Accounting fees and expenses		(2)
Trustees’ fees and expenses		(2)
Miscellaneous		(2)
Total	$

(1)
To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).

(2)
These fees will be dependent on the type of securities offered and number of offerings and, therefore, cannot be estimated at this time. Additional information regarding estimated fees and expenses will be provided at the time information as to such class is included in a prospectus supplement in accordance with Rule 430B.

Item 15.
Indemnification Of Officers And Directors.

The MGCL permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision which eliminates such liability to the maximum extent permitted by the MGCL.
Our charter obligates us to indemnify (i) our directors and officers, whether serving us, or at our request, any other entity, to the full extent required or permitted by the MGCL, as currently or hereafter in effect, including the advance or reimbursement of reasonable expenses as incurred (including reasonable attorneys fees) under the procedures and to the full extent permitted by law and (ii) other employees and agents to the extent authorized by our board of directors or our bylaws and permitted by law. Our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer who is made or is threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity or (b) any individual who, while a director or officer and at our request, serves or has served as a director, officer, trustee, member, manager or partner of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to or witness in the proceeding by reason of his or her service in that capacity. Our Bylaws also permit us, with the approval of our board of directors, to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of us or a predecessor of us.
The MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made, or threatened to be made, a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.
Item 16.
Exhibits.

1.1	Form of Underwriting Agreement.*
4.1	Restated Charter of the Company (including the Articles Supplementary for each Series of the Company’s Preferred Stock), incorporated by reference from the Company’s Current Report on Form 8-K filed on December 15, 2016.**
4.2	Amended and Restated Bylaws of the Company, incorporated by reference from the Company’s Current Report on Form 8-K filed on October 25, 2013.**
4.3	Form of 8.00% Series D Cumulative Redeemable Preferred Stock Certificate, incorporated by reference from the Company’s Current Report on Form 8-A filed on July 8, 2003.**
4.4	Form of 7.65% Series G Cumulative Redeemable Preferred Stock Certificate, incorporated by reference from the Company’s Current Report on Form 8-A filed on December 10, 2003.**
4.5	Form of 7.50% Series I Cumulative Redeemable Preferred Stock Certificate, incorporated by reference from the Company’s Current Report on Form 8-A filed on February 27, 2004.**
4.6	Form of Stock Certificate for the Company’s Common Stock, incorporated by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 filed on March 2, 2015.**
4.7	Indenture, dated as of February 5, 2001, between the Company and US Bank National Trust Association (as successor to State Street Bank and Trust Company, N.A.), incorporated by reference from Registration Statement No. 333-55396.**
4.8	Thirty-Fourth Supplemental Indenture, dated as of December 16, 2019, governing the 4.25% Senior Notes due 2025, incorporated by reference from the Company’s Current Report on Form 8-K filed on December 16, 2019.**
4.9	Form of global certificate for the 4.25% Senior Notes due 2025 (contained in Exhibit 4.8).**
4.10	Description of Common and Preferred Stock, incorporated by reference from the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed on February 24, 2020.**
4.11	Form of Deposit Agreement.*
4.12	Form of Depositary Share.*
4.13	Form of Warrant Agreement.*
4.14	Form of Warrant.*
5.1	Opinion of Venable LLP as to legality.**
8.1	Opinion of Clifford Chance US LLP as to tax matters.**
23.1	Consent of Venable LLP (included in Exhibit 5.1).**
23.2	Consent of Clifford Chance US LLP (included in Exhibit 8.1).**
23.3	Consent of Deloitte & Touche LLP. **
23.4	Consent of PricewaterhouseCoopers LLP.**
24.1	Power of Attorney (included on signature page hereto)**
25.1	Statement of Eligibility and Qualification on Form T-1 of Trustee under the Indenture.**

(*)
To be filed as an exhibit to one or more Current Reports on Form 8-K and incorporated herein by reference.

(**)
Filed herewith.

Item 22.
Undertaking.

(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.
(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of New York, State of New York, on June 10, 2020.
iSTAR INC.
By:
/s/ JAY SUGARMAN

Name:
Jay Sugarman

Title:
Chairman of the Board of Directors and Chief Executive Officer (principal executive officer)

By:
/s/ JEREMY FOX-GEEN

Name:
Jeremy Fox-Geen

Title:
Chief Financial Officer (principal financial officer)

By:
/s/ GARETT ROSENBLUM

Name:
Garett Rosenblum

Title:
Chief Accounting Officer (principal accounting officer)

POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jay Sugarman and Jeremy Fox-Geen, and each of them, with full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement, and any and all amendments thereto (including post-effective amendments), and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Name	Title	Date
/s/ JAY SUGARMAN Jay Sugarman	Chairman of the Board of Directors and Chief Executive Officer (principal executive officer)	June 10, 2020
/s/ CLIFFORD DE SOUZA Clifford De Souza	Director	June 10, 2020
/s/ ROBIN JOSEPHS Robin Josephs	Director	June 10, 2020
/s/ RICHARD LIEB Richard Lieb	Director	June 10, 2020
/s/ BARRY W. RIDINGS Barry W. Ridings	Director	June 10, 2020
/s/ ANITA M. SANDS Anita M. Sands	Director	June 10, 2020